An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular (Subject to Completion)	Dated October 4, 2019

50,000,000 Shares

Mystic Holdings, Inc.

Common Stock

This is an initial public offering of shares of our common stock. We are offering on a best efforts basis up to 50,000,000 shares of our common stock, with a minimum offering amount of 5,000,000 shares of our common stock. The initial public offering price is $1.00 per share.

We expect to commence the offer and sale of our common stock as of the date on which the offering statement of which this offering circular is a part is qualified by the U.S. Securities and Exchange Commission (the “SEC”). Prior to this offering, there has been no public market for our common stock. This offering is being conducted pursuant to Regulation A (Regulation A+) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, where the offered securities will not be listed on a registered national securities exchange upon qualification.

Following the closing of this offering, we intend to complete a tax-free share-for-share exchange transaction pursuant to which Qualcan (Canada) Holdings Inc., a newly-formed British Columbia corporation (“Qualcan Canada”), will acquire all of the outstanding shares of our company, subject to the satisfaction or waiver of various closing conditions including Nevada regulatory approval to transfer our cannabis licenses. Upon the closing of the share exchange, our company will become a wholly-owned subsidiary of Qualcan Canada and the former stockholders of our company, including investors in this offering, will become the majority shareholders of Qualcan Canada, holding collectively approximately 90% of its outstanding shares. Qualcan Canada, which will retain its corporate name, will continue our existing cannabis operations as its only line of business and our existing management will assume their same positions with Qualcan Canada. Following the closing of the share exchange, Qualcan Canada will pursue an initial public offering of its common shares in Canada and seek to list the shares for trading on the Canadian Securities Exchange. For a detailed description of the share exchange transaction and the differences between the laws of the State of Nevada and the laws of the Province of British Columbia that will impact our stockholders, see “The Share Exchange Transaction,” beginning on page 8 of this offering circular.

Investing in our common stock may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 to read about the risks you should consider before buying shares of our common stock.

	Price to Public	Placement Agent Sales Commissions (1)	Proceeds to Issuer, Before Expenses (2)
Per share	$1.00	Not applicable	$1.00
Total minimum offering (2)	5,000,000	Not applicable	5,000,000
Total maximum offering (2)	$50,000,000	Not applicable	$50,000,000

(1)	This offering is being conducted on a “best efforts” basis by our officers and directors and not through a placement agent or other registered broker-dealer who is paid sales commissions.

(2)	We estimate the total expenses of this offering, including fees and expenses for marketing and advertising of the offering, media expenses, promotional expenses, fees for administrative, accounting, audit and legal services, fees for EDGAR document conversion and filing, website posting fees and transfer agent and registrar fees, will be $175,000 if the minimum number of shares is sold in this offering and $225,000 if the maximum number of shares is sold in this offering. Because this is a best efforts offering, the actual public offering amount and proceeds to us are not presently determinable and may be substantially less than the total maximum offering set forth above. See “Plan of Distribution” beginning on page 29 of this offering circular for more information on this offering.

We intend to sell our shares directly to investors and not through a placement agent or other registered broker-dealer who is paid sales commissions. We do not intend to close this offering unless we sell at least a minimum number of 5,000,000 shares of common stock, at the price per share set forth in the table above. This offering will terminate on ______, 2019 (90 days after the date of this offering circular), unless we sell the maximum number of shares of common stock set forth above before that date or we decide to terminate this offering prior to that date. The gross proceeds of this offering will be deposited at a bank or other financial institution in Las Vegas, Nevada, in an escrow account established by us, until we have sold a minimum of 5,000,000 shares of common stock. Once we satisfy the minimum stock sale condition, the funds will be released to us. In the event we do not sell a minimum of 5,000,000 shares of common stock and raise minimum gross proceeds of $5,000,000 by _______, 2019, all funds received will be promptly returned to investors without interest or offset. See “Offering Circular Summary – The Offering” on page 7.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering circular contains all of the representations by us concerning this offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this offering circular.

The securities underlying this offering circular may not be sold until qualified by the SEC. This offering circular is not an offer to sell, nor soliciting an offer to buy, any of our securities in any state or other jurisdiction in which such sale is prohibited. This offering circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is ______, 2019

We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by U.S. federal securities laws.

Unless otherwise indicated, data contained in this offering circular concerning the cannabis market and the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this offering circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Mystic” refer to the activities of and the assets and liabilities of the business and operations of Mystic Holdings, Inc., a newly-formed holding company, together with its wholly-owned operating subsidiaries.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire offering circular, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this offering circular, before making an investment decision. Some of the statements in this offering circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this offering circular, the terms “we,” “us,” “our” and “the Company” refer to Mystic Holdings, Inc. and its subsidiaries and, to the extent the context requires, to Qualcan (Canada) Holding Inc. after giving retroactive effect to this offering and the share exchange transaction.

Our Company

Mystic Holdings, Inc. is a holding company which, through its wholly-owned subsidiaries, is engaged in the cannabis industry in the State of Nevada. Since obtaining Nevada wholesale licenses for the cultivation and production of medical cannabis in 2014 and recreational cannabis in 2016, Qualcan, LLC, our wholly-owned operating subsidiary (“Qualcan”), has constructed and has recently begun operating a highly efficient, state-of-the-art 24,000 square foot cannabis cultivation and production facility with the capacity to produce as much as 600 pounds of sellable cannabis per month utilizing the latest concepts in agronomic farming practices and sustainable technologies. Qualcan’s facility adheres to best practices in quality control standards and regulatory compliance that are believed to be as good as or better than those used throughout the cannabis industry. Qualcan currently wholesales its products, which include cannabis flowers, edibles and concentrates, under the trademark “Qualcan” to state-licensed dispensaries utilizing METRC, a state-mandated tracking system. We have recently entered into asset purchase agreements to add a future retail dispensary component to our growing operations in Las Vegas and Reno, Nevada.

Looking ahead, we have prepared a strategic plan to extend our Nevada footprint by becoming a vertically-integrated company providing medical and recreational cannabis cultivation and production, and retail dispensary operations for high quality marijuana and marijuana consumer products. We also intend to expand our wholesale operations to capture expected retail demand for our cultivation and production activities, including from our own retail locations that we plan to build (and license) or acquire. A key element of our strategic plan is to make acquisitions of or investments in complementary businesses, products and technologies in the cannabis industry utilizing the proceeds of this offering.

Our Operations and Strategic Plan

The sale and use of cannabis for medical purposes has been legal in the State of Nevada since 2014 and for recreational purposes since 2016 (though federal law in the United States continues to prohibit the use of cannabis). Qualcan has dedicated the years since legalization to honing its growing techniques and production selection, sourcing top-tier cannabis industry management and establishing a highly sophisticated and experienced board of directors. The time invested in building this organization has created a strong foundation for pursuing an aggressive growth and expansion strategy via acquisitions and using our proven growth, sales and marketing formulas. We believe these formulas are responsible for rapidly building Qualcan into one of the top brands in Las Vegas. As noted above, Qualcan has recently acquired four dispensary licenses – two medical and two recreational, establishing itself as a vertically integrated cannabis organization, resulting in enhanced economies of scale and competitive positioning. Qualcan currently operates a highly efficient, state-of-the-art 24,000 square foot cultivation and production facility with the capacity to produce as much as 600 pounds of sellable cannabis per month. These facilities were established utilizing the latest concepts in agronomic and sustainable technologies ensuring that patients and consumers are provided with a clean and effective product, and guaranteeing that lab results exceed established Nevada regulatory department guidelines. Qualcan adheres to best practices in quality control standards with regulatory compliance being managed by industry experts possessing intimate knowledge and experience of the intricacies to what is often referred to as the most stringently regulated cannabis program in the nation.

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Having presently established its capacity in mass producing medically precise wholesale cannabis products, our infrastructure has been created for facilitating multiple large-scale retail operations. Qualcan will remain relevant in terms of industry best practice and market trends with our primary focus being maximization of retail market share using the cost benefits provided by using our internal brands to support the retail supply chain. In addition to exploiting the benefits of vertical integration, Qualcan will continue producing the brands that consumers have remained loyal to and ensure these products are offered in dispensaries all around Nevada. The company operates with an adaptive mentality and considers its ability to rapidly adjust daily operations and the utilization of effective forecasting a competitive advantage. By ensuring rapid acclimation to market conditions, Qualcan also utilizes “time to market” as a competitive tool and cost control mechanism. The constant assessment of market conditions and trends has allowed us to anticipate and execute new products with minimal turnaround. This process is valued as an essential competitive advantage in an industry known to be fast paced and constantly evolving.

Our strategic plan contemplates achieving operational autonomy and target growth expectations via aggressive growth and market saturation. Nevada is generally known to be one of the most desired cannabis markets in the United States, where Qualcan aims to become among the best known brands. This will require proportional scaling of our cultivation and production facilities to accommodate increases in demand from the rapid expansion of our retail channel market share. Qualcan will protect its position within the marketplace using acquisitions of complementary businesses, technologies and products, ensuring diversification of Qualcan and its owned brands, while further cultivating a sense of self sustenance. Qualcan will hold itself accountable to a set of established business principles that encourage specific operational development. The four most important principles are:

● controlling costs via supply chain optimization, frequent assessment of manufacturing process effectiveness and the application of our unique perspective on retail facility management and inventory optimization,

● continued acquisition of retail licenses necessary to increase market share and establish a visible presence of branding,

● facilitation of access to quality cannabis products to as many patients and consumers as possible, and

● careful analysis of all industry variables by our team of industry experts to mathematically dictate our highest return on investment as it pertains to any significant business decision.

Our Cannabis Products and Brands

Qualcan is positioning itself to become a known provider of reliable cannabis and cannabis products manufactured in accordance with exacting precision and high-quality standards. Products and branding are carefully determined through a process of market analysis, ensuring that every detail is catered to what consumers are buying. Marketing and branding experts have crafted a campaign for each product with appeal to the broadest consumer demographic. Each channel of business has been designed to be fully scalable as Qualcan expands and challenges new markets. A summary of Qualcan brands can be found in the next section and includes products in active production.

Qualcan Cultivation

Our Qualcan Cultivation brand offers a variety of unique genetics chosen through a process of “pheno-hunting,” in which the cultivation expert determines the ideal traits in genetics to be grown. Our master grower will dictate which strains are the most accommodating to consumer expectations, which in the Nevada market primarily concern strains’ tetrahydrocannabinol (“THC”) percentage, terpene profile/concentration and aesthetics. The grow process is considered a core competitive advantage for Qualcan and all standard operating procedures related to cultivation are kept strictly confidential. Cosmic Cannabis is our newest brand scheduled to hit shelves with the launch of our retail channel. This brand will utilize our highest quality strains to provide consumers with a “top-shelf” experience in terms of product quality and aesthetic. We expect to achieve higher than usual margins with this product because it will launch during a time in which we expect wholesale prices to be on the rise due to an increase in demand. In addition to developing and branding our own strains such as the Cosmic line, we have been engaged from time to time to provide branding consulting services for third party cannabis products by outside parties, such as the rock band 311.

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In addition to the standard cannabis flower, we offer pre-rolls and small bud batches (known as popcorn). Qualcan also services the lower end of the market and protects the prestige of our primary brand by white labeling lower testing flower and the smaller buds that are more difficult to sell. Every month the cultivation team produces approximately 600 pounds of cannabis. With every harvest, a certain amount of trim, waste, stems and other useable waste is created. This product can be used to either create a supplemental stream of revenue by wholesaling for production, or it can be used as input material for oil at our own production facility, lowering our costs.

Expansion efforts for the cultivation facility will be dictated by demand created from the addition of our retail dispensary locations. However, based on the growth trends of our external wholesale channel, expansion efforts are expected to take place following the initial phase of retail expansion.

Qualcan Production

Our Qualcan Production brands offer a diverse line of edibles and concentrates, with research and product development underway for new products that will appeal to the average consumer. Qualcan’s edibles offerings include gummies, brownie bites, cookies, carmels, peanut brittle and chocolate chip bars. In terms of concentrates, Qualcan is known for providing vape pens bearing exceptional functionality offered in various popular strains with a unique blend of terpene and flavor profiles. Qualcan concentrates and oils can be purchased in either a disposable format or as a cartridge conveniently compatible with most standard vape pen batteries. With the standard Qualcan brand currently serving the middle market, our new brand “Lush” is scheduled to hit shelves with the launch of our retail channel and will offer consumers high-end cannabis vape products. Lush is anticipated to become a line of various strains, flavors and hardware types, all designed to provide a smooth and luxurious experience.

Edibles Success in Nevada

To date, the success of our production facility can be largely attributed to the quality of our edible line. The Las Vegas market lacks a significant offering of homogeneously dosed edibles, which has created supply issues for consumers that commonly micro-dose and medicate with edible products. When micro-dosing or using cannabis edibles for medicinal purposes, it is extremely important that the product has been precisely dosed with an even distribution of THC and cannabidiol (referred to as “CBD”) throughout. We believe that Qualcan is best known for its medically precise homogenization of each edible. In addition to dosing consistency, we are also known for using unique recipes developed by our team of master chefs which are designed to tastefully mask any residual bitterness or cannabis aftertaste. Qualcan has acquired experience from the local restaurant industry (another industry known for its high quality in Las Vegas), and built a team of chefs and cannabis experts capable of producing high quality edibles.

Our Proposed Expansion of a Retail Channel and Planned Dispensaries

We have recently entered into agreements to acquire two dispensaries in Las Vegas and Reno, Nevada, together with medical and recreational licenses. Upon our appraisal of these facilities, it was determined that further optimization would provide substantial return on investment. These licenses will serve as the vehicle necessary for bringing the Qualcan brand to market and will function as the foundation on which our future operations will be based.

Asset Acquisitions of Two Dispensaries

In May 2019, through Picksy LLC, our wholly-owned subsidiary, we entered into an Asset Purchase Agreement with Medifarm LLC to acquire 100% of the assets of Medifarm’s cannabis dispensary located at 1130 East Desert Inn Road, Las Vegas, Nevada, including its recreational and medical retail dispensary licenses issued by the State of Nevada. The purchase price to be paid for such assets is $10.0 million. The payments will consist of $7.2 million in cash payments and $2.8 million in the form of a 12-month promissory note bearing 5% interest and secured by the acquired assets. The East Desert Inn dispensary is located off the Las Vegas Strip near the Las Vegas Convention Center and Decatur Boulevard. The 5,220 square foot facility was initially opened by Medifarm in October 2016 to sell premium medical cannabis, flowers, shatters, waxes and oils, among other high-quality cannabis products, from a range of reputable providers of superior grade medical cannabis. With the legalization of recreational cannabis in Nevada, the dispensary expanded into both medical and recreational retail adult sales. Based on information provided by Medifarm to us, for the year ended December 31, 2018, its revenues and net loss from product sales were approximately $3.17 million and $556,300, respectively, from the Las Vegas dispensary.

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In August 2019, through Picksy Reno, LLC, another wholly-owned subsidiary of our company, we entered into an Asset Purchase Agreement with Medifarm I LLC to acquire 100% of the assets of Medifarm I’s cannabis dispensary located at 1085 S. Virginia Street, Reno, Nevada, including its recreational and medical retail dispensary licenses issued by the State of Nevada. The purchase price to be paid for such assets is $13.5 million. The payments will consist of $9.3 million in cash and $4.2 million in a 12-month promissory note bearing 5% interest. The Reno dispensary has been operational since January 2017 and provides cannabis products to the local medical and recreational adult-use markets. Based on information provided by Medifarm I to us, for the year ended December 31, 2018, its revenues and net income from product sales were approximately $7.9 million and $321,500, respectively, from the Reno dispensary.

The closing of each transaction is subject to various closing conditions including receipt of all necessary state, county and city licensing transfer approvals. As we already hold medical and recreational licenses for cultivation and production, we do not anticipate any significant delays in obtaining such approvals. We anticipate using a significant portion of the net proceeds from this offering to satisfy the purchase obligations set forth in the respective Asset Purchase Agreements. These acquisitions would further our long-term business plan of creating a vertically-integrated company capable of cultivation, production and retail sales of cannabis products.

Planned Convention Center Drive Dispensary

We are in the planning stages of building beginning in 2021 and opening in 2022 our flagship retail “mega-dispensary” across the street from the Las Vegas Convention Center. It is estimated that 42 million visitors pass through the Convention Center each year. This planned 70,000 square feet retail project would encompass a two-story dispensary and a multi-level, state-of-the-art parking structure. The facility would include an advanced logistics system that fully utilizes the multi-level floor plan for process isolation and is intended to accommodate the safety of both consumers and dispensary staff. The layout of this facility is designed to promote the control of costs through the minimization of human capital necessary to effectively run each department and use the created bonus headroom to provide consumers with a unique shopping experience and entertainment. This facility would utilize the multi-level design to completely isolate the inventory/cash vault from the day-to-day dispensary operations. This is to ensure that the consumer-facing experience is optimized so that product display, customer interaction, pop-up events and education are the focus. The amount of available surplus square footage also would create an opportunity for hosting a consumption lounge should this become a possibility in the future. This retail space is being designed to provide us the ability to facilitate events, classes and entertainment, giving customers an additional reason to return to the store. While the details for this facility and location were submitted for state approval as part of our 2018 retail license application, the location is still conditioned on state and local licensing approvals.

Our Leadership Team

We are led by executive officers who together have been involved in the legal regulated industry since the passage of medical cannabis legislation in the State of Nevada in 2013. Lorenzo Barracco, our Chairman and Chief Executive Officer, co-founded our company in June 2014. Mr. Barracco has a history of developing projects in quickly-evolving markets including restaurant chains. Michael Cristalli, our co-founder and Director, has substantial knowledge and years of working experience with Nevada’s cannabis laws and regulations and has been instrumental in our obtaining licenses for medical and recreational cannabis. Heather Cranny, our Chief Financial Officer, has been with the company since its formation and has significant experience in the cannabis industry, and Joanna DeFilippis, our Chief Operating Officer, has in-depth knowledge of our product selection methodologies.

Our officers are assisted with guidance from the company’s Board of Directors. Daniel V. Perla and Alexander Scharf each brings a deep background in early-stage and growth companies, operational, marketing and financial experience, and Sigmund (Sig) Aronson Rogich provides expertise to us in the areas of media and advertising, and government relations.

Following the share exchange, Qualcan Canada’s Board of Directors is expected to be comprised of four of our current directors and one director nominated by Qualcan Canada’s pre-share exchange shareholders.

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The Nevada Cannabis Industry

The Nevada cannabis industry is known for its comprehensive and exacting system of regulatory compliance and high standards of excellence for the governance of cannabis license holders. Currently, the acting regulatory authority is held by the Nevada Department of Taxation, or DoT. The DoT establishes and maintains strict enforcement of cannabis related activities through the issuance of various regulations, known as the Adopted Regulation of the Department of Taxation, LCB File No. R092-17. These regulations provide an industry specific elaboration of the local NRS and NAC codes regarding the operation of a licensed cannabis organization. These regulations ensure that license holders operate their facilities with the highest degree of moral and ethical integrity, safety and effectiveness. The DoT is known for being highly active in their roles through the execution of frequent on-site inspections and their efforts in being available to industry workers as a resource of information and guidance. The Nevada cannabis industry may be heavily regulated; however, these high expectations have set an example for other new and developing markets in terms of best practices and product quality.

High expectations for product integrity and quality and a complicated regulatory environment can create significant barriers to entry for new companies in the market. The Nevada cannabis industry requires seasoned compliance professionals who are accustomed to fast-paced regulatory changes. This creates potential risk for companies with inadequate attention to compliance administration and can easily become the catalyst to failure. Qualcan considers compliance a priority and has committed to the careful management of all related duties. The ability of our compliance team can be considered a competitive advantage by the positive effects it has on operations, organizational image and perception, and the quality of our cannabis and cannabis products.

Selected Risks Associated with Our Business

Despite our growth and expansion strategies and the competitive advantages we describe above, our business and prospects may be limited by a number of risks and uncertainties that we currently face, including:

●

We have a history of annual net losses which may continue and which may negatively impact our ability to achieve our business objectives, and we received a going concern qualification in our 2018 audit. We had net losses of $1,771,524 and $1,618,083 for the years ended December 31, 2018 and 2017, respectively, and $895,545 for the six months ended June 30, 2019, and we will have a net loss for the year ending December 31, 2019. There can be no assurance we will have significant levels of total revenue or net income in future periods.

●	We operate in an intensely competitive market for the cultivation, production and sale of medical and recreational cannabis against a number of already established and better-known production companies and retail store chains.

●	As part of our strategic plan following this offering, we intend to acquire or invest in other cannabis-related businesses; however, there is no assurance that we will be able to identify appropriate acquisition targets, successfully acquire identified targets or successfully integrate the businesses of acquired companies to realize their full benefits.

●	Our business depends on the availability to us of Lorenzo Barracco, our Chairman and Chief Executive Officer, who has substantial knowledge regarding the cannabis industry and business contacts that would be extremely difficult to replace, and our business would be materially and adversely affected if his services were to become unavailable to us.

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Corporate Information

Our principal executive offices are located at 4145 Wagon Trail Avenue, Las Vegas, Nevada 89118, and our telephone number is (646) 286-9070. We maintain a corporate website at http://www.qualcan.com.

Qualcan Canada’s principal executive offices are located at 1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11, Vancouver BC V6E 4N7, Canada, and its telephone number is (604) 687-7130.

We do not incorporate the information on or accessible through our website into this offering circular, and you should not consider any information on, or that can be accessed through, our website a part of this offering circular.

We own various U.S. federal trademark applications and unregistered trademarks, including the trademark “Qualcan.” All other trademarks or trade names referred to in this offering circular are the property of their respective owners. Solely for convenience, the trademarks and trade names in this offering circular are referred to without the symbol ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent possible under applicable law, their rights thereto.

Channels for Disclosure of Information

Investors and others should note that we use social media to communicate with all of our viewers and the public about our company, our services, new product developments and other matters. Any information that we consider to be material to an evaluation of our company will be included in filings on the SEC website, http://www.sec.gov, and may also be disseminated using our investor relations website, which can be found at http://www.qualcan.com, and press releases. However, we encourage investors, the media and others interested in our company to also review our social media channels. We do not incorporate the information on or accessible through our website into this offering circular, and you should not consider any information on, or that can be accessed through, our website a part of this offering circular.

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THE OFFERING

Common stock offered by us	5,000,000 shares (minimum) to 50,000,000 shares (maximum).

Common stock outstanding prior to this offering	70,000,000 shares.

Best efforts offering	We are selling the shares of our common stock offered in this offering circular on a “best efforts” basis and are not required to sell any specific number or dollar amount of the shares being offered, but we will use our best efforts to sell such shares. We do not intend to close this offering unless we sell a minimum of 5,000,000 shares of common stock.

Common stock to be outstanding after this offering	75,000,000 shares (if the minimum number of shares is sold) and 120,000,000 shares (if the maximum number of shares is sold).

Use of proceeds after expenses

Based on an initial public offering price of $1.00 per share, we estimate that the net proceeds to us from this offering, assuming we sell a minimum of 5,000,000 shares, will be $4,825,000 and, assuming we sell all 50,000,000 shares, will be $49,775,000, after payment of our estimated offering expenses. However, this is a best efforts offering, and there is no assurance that we will sell any shares or receive any proceeds.

We intend to utilize a substantial portion of the net proceeds of this offering to finance the acquisition of two retail dispensaries in Las Vegas and Reno, Nevada. We intend to use the remaining net proceeds of this offering to finance the costs of acquiring or investing in other cannabis-related businesses, products and technologies and for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Escrow	The gross proceeds of this offering will be deposited at a bank or other financial institution in Las Vegas, Nevada, in an escrow account established by us. The funds will be held in escrow until we receive a minimum of $5,000,000, at which time the funds will be released to us. Any funds received in excess of $5,000,000 and up to $50,000,000 will immediately be available to us. If we do not receive the minimum amount of $5,000,000 by _______, 2019 (90 days after the date of this offering circular), all funds will be returned to purchasers in this offering on the next business day after the offering’s termination, without charge, deduction or interest. Prior to ______, 2019, in no event will funds be returned to investors. You will only be entitled to receive a refund of your subscription if we do not raise a minimum of $5,000,000 by ______, 2019.

Ownership after this offering

Lorenzo Barracco, our Chairman and Chief Executive Officer, and Daniel V. Perla and Alexander Scharf, directors of our company, will collectively beneficially own 92.8% if the minimum number of shares is sold, and 58.0% if the maximum number of shares is sold, of our outstanding shares of common stock after the completion of this offering.

Additionally, following this offering and upon the closing of the share exchange, Qualcan Canada will issue its common shares in exchange for those held by our existing stockholders, including investors in this offering, representing approximately 90% of Qualcan Canada’s outstanding shares.

Risk factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this offering circular beginning on page 15 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1)	The number of shares of common stock to be outstanding after this offering excludes (a) 15,000,000 shares issuable upon the conversion of our 8% convertible debentures in the aggregate principal amount approximately $6,200,000 which were sold in our 2019 Private Placements, and (b) 13,000,000 shares issuable upon exercise of outstanding stock options.

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THE SHARE EXCHANGE TRANSACTION

Proposed Share Exchange, Private Financings and Public Offering

On September 4, 2019, we entered into a Share Exchange Agreement pursuant to which Qualcan (Canada) Holdings Inc., a British Columbia corporation (“Qualcan Canada”), agreed to acquire all of the outstanding shares of common stock of our company, by way of a share exchange or reverse takeover (the “Share Exchange”), and seek a listing for Qualcan Canada’s common shares on the Canadian Securities Exchange (“CSE”) through an initial public offering of such shares. Qualcan Canada is a newly-formed British Columbia, Canada entity organized by Skanderbeg Capital Advisors Inc., a merchant bank and advisory firm. At the time of the Share Exchange, Qualcan Canada will have nominal assets and liabilities. Immediately following the Share Exchange, Mystic’s former stockholders would control a majority of the outstanding common shares of Qualcan Canada, receiving approximately 90% of its outstanding shares, with Mystic’s former U.S. stockholders holding class A common shares and Mystic’s former non-U.S. stockholders holding common shares. The rights of holders of the Class A common shares and holders of the common shares are essentially identical, but are separated into two classes of shares designed to maintain the “foreign private issuer” status of Qualcan Canada under U.S. federal securities laws.

Prior to the completion of the Share Exchange, pursuant to the terms of an earlier letter of intent, we and Qualcan Canada agreed to conduct a number of financing transactions. In June 2019, Qualcan Canada raised approximately $500,000 in a private placement of 14,000,000 common shares at a price of C$0.036 per share (the “Qualcan Canada Financing”). The net proceeds of the Qualcan Canada Financing were then used to fund a non-interest bearing bridge loan in the same amount to our company to fund our interim working capital and transaction expenses.

Following the Qualcan Canada Financing, in July 2019, we completed an initial private placement (the “First 2019 Private Placement”) of approximately $1,700,000 in aggregate principal amount of 8% convertible debentures. The principal amount under the debentures is convertible into shares of our common stock at any time at the option of the holder, provided, that, if on or or before the maturity date (12 months after the date of issuance), the Canadian Public Offering (as defined below) is consummated, 100% of the outstanding principal amount of the debentures will be automatically converted into common stock of the public successor company. The conversion price of the debentures is C$0.30 ($0.23) per share, which would result in the issuance upon conversion of 7,500,000 shares of our common stock. The debentures bear interest at an annual cumulative rate of 8.0%, due and payable in cash on the maturity date. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the debentures (together with the holders of the debentures issued in the Second 2019 Private Placement (as defined below)) will receive, in preference to any distribution of any of our assets to the holders of any of our other debt securities or credit facilities, an amount equal to the unpaid and unconverted principal amount of their debentures and any accrued and unpaid interest on the debentures. The debentures are unsecured, general obligations of our company. The debentures are not redeemable by us or subject to voluntary prepayment prior to maturity. The conversion of the debentures is contingent upon receipt of approval for the conversion of the Nevada Department of Taxation and such other Nevada governmental authorities that regulate the cannabis industry in Nevada and its cities, counties and townships.

In July 2019, following the closing of the First 2019 Private Placement, we also commenced a subsequent private placement (the “Second 2019 Private Placement” and, together with the First 2019 Private Placement, the “2019 Private Placements”) of up to $22,500,000 in aggregate principal amount of 8% convertible debentures with substantially identical terms as the debentures sold in the First 2019 Private Placement, except that the conversion price of the debentures offered in the Second 2019 Private Placement is set at C$0.80 ($0.60) per share, which would result in the issuance upon conversion of 37,500,000 shares of our common stock, rather than C$0.30 ($0.23) per share in the First 2019 Private Placement. We sold approximately $4,500,000 in aggregate principal amount of 8% convertible debentures in the Second 2019 Private Placement, which would result in issuance upon conversion of 7,500,000 shares of common stock. Skanderbeg Capital Advisors acted as the placement agent in the First 2019 Private Placement, but did not receive any cash or equity-based commissions in that financing, and acted as the placement agent in the Second 2019 Private Placement, and received cash and equity-based commissions on the gross proceeds raised in such financing.

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Following the completion of this offering and the consummation of the Share Exchange, Qualcan Canada has agreed to conduct an initial public offering of its securities on terms to be agreed upon by the parties to the Share Exchange Agreement and apply for a listing to trade its securities on the CSE (the “Canadian Public Offering”). A lead agent for the Canadian Public Offering has not yet been selected. Additionally, if Qualcan Canada has not achieved public trading status within 12 months after the issuance date of the debentures, investors in the First 2019 Private Placement and Second 2019 Private Placement will be entitled to receive a warrant to purchase a number of shares of Mystic common stock equal to 25% of the number of shares into which the purchased debentures are convertible at an exercise price of C$0.30 ($0.23) per share and C$0.80 ($0.60) per share, respectively, for two years. If Qualcan Canada achieves public trading status within 12 months after such issuance date, investors will not be entitled to receive any warrants.

Upon the closing of the Share Exchange, the former Mystic shareholders will have the right to nominate four members of the Qualcan Canada board of directors and the shareholders of Qualcan Canada immediately prior thereto will have the right to nominate one member of the Qualcan Canada board of directors, subject in each case to the applicable independence requirements imposed by the rules of the CSE and Canadian securities laws. Pursuant to the terms of the subscription agreement for this offering, investors in this offering will have agreed in advance to vote in favor of the adoption, approval, execution and delivery by Mystic of such agreements, contracts and documents (including, but not limited to, any amendment to the Company’s Articles of Incorporation, if required) and the taking of any other actions requiring stockholder approval as may be required or deemed appropriate by Mystic to consummate the Share Exchange.

For more information regarding the Share Exchange, you are urged to read in its entirety the Share Exchange Agreement, which is filed as an exhibit to this offering statement.

Conditions Precedent to the Share Exchange

Under the terms of the Share Exchange Agreement, the consummation of the Share Exchange is conditioned on the occurrence of certain events and non-occurrence of other events, some of which are dependent on the actions of third parties or are otherwise outside of our control. In particular, the Share Exchange is subject to:

●	the completion of this offering;

●	approval of the transfer of our cannabis licenses by the Nevada Department of Taxation;

●	there being no action taken by any governmental authority (including the State of Nevada) that prohibits or restrains the Share Exchange or materially and adversely affects the economics of the Share Exchange; and

●	there being no new legislation enacted or introduced which could adversely affect or frustrate the intention of the Share Exchange.

If we fail to obtain the requisite governmental approvals or any of the other conditions precedent to the Share Exchange fails to occur, the Share Exchange may not be consummated and, consequently, the Canadian Public Offering will not take place.

Material Differences of the Rights of Our Stockholders after the Share Exchange

The Share Exchange, if consummated, would result in the exchange of shares of common stock held by our stockholders, including investors in this offering, for common shares of Qualcan Canada. The former Mystic stockholders would become the holders of common shares in the capital of a British Columbia corporation organized under the Business Corporations Act (British Columbia) (the “BCA”). The Nevada Revised Statutes (the “NRS”) differ in many respects from the BCA. Below is a summary description of the principal differences that could affect the rights of our stockholders.

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Subject Matter	Nevada	British Columbia
Shareholder Meeting Quorum

Under the NRS, a corporation’s articles of incorporation and bylaws may specify the number of shares necessary to constitute a quorum at any meeting of shareholders.

If not specified by articles of incorporation or bylaws, a quorum is established by a majority of the voting power (which includes the voting power present in person or by proxy). In the case of a separate vote by a class or series or classes or series, a majority of the voting power of the class or series (present in person or by proxy) constitutes a quorum for the transaction of business.

The bylaws of Mystic provide that, except in the case of certain extraordinary transactions, the presence in person or by proxy of stockholders entitled to cast at least a majority of the shares entitled to vote at the meetings of stockholders constitutes a quorum. The quorum requirement for a sale of substantially all of Mystic’s assets or a merger or consolidation of Mystic is 75% of the corporation’s outstanding shares.

Under the BCA, unless the articles otherwise provide, a quorum of shareholders is established for a meeting if two shareholders, in person or by proxy, are present at the meeting.

Overriding the BCA default, Qualcan Canada’s articles provide that one or more shareholders, in person or by proxy, who in the aggregate hold at least 5% of the shares entitled to vote at the meeting, will satisfy the quorum requirement.

Thus, under the BCA the number of shares required to form a quorum is substantially less than 50% of the outstanding share capital (which is the default under the NRS). This may make it significantly easier to pass certain resolutions (e.g. amendments to articles of incorporation) than under the NRS.

Shareholder Voting Requirements

Other than the election of directors and approval of certain extraordinary transactions, approval of matters before a stockholder meeting requires an affirmative vote of the majority of shares present, in person or by proxy, at the meeting.

Directors must be elected by a plurality of the votes of the shares present, in person or by proxy at the meeting.

An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.

Except where the BCA or the articles require approval by a special resolution or unanimous resolution, a simple majority of the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve any resolution properly brought before the shareholders.

Under the BCA, certain matters, such as amendments to the articles or actions that prejudice or interfere with rights attached to shares, require approval by a special resolution, an unanimous resolution, or a special separate resolution. The articles of Qualcan Canada require a two-thirds vote for a special resolution.

Amendments to the Articles

In order to amend the articles of incorporation of a corporation, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment. Stockholders holding at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, must vote in favour of the amendment.

If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.

Generally, in order to amend its articles, the shareholders of a BC company must pass a special resolution approving the amendment.

In addition, no amendment to the articles can prejudice the rights attached to a particular class of shares unless the consent of the holders of the shares of the particular class is obtained. This consent requires a special separate resolution which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution of that class or series. Qualcan Canada’s articles do not specify the vote required for a separate special resolution, so a two-thirds vote is required. The special separate resolution is in addition to the resolution authorizing the alterations.

While two-thirds approval is required to pass a special resolution to amend the articles of Qualcan Canada, the number of shares required may be significantly less than 50% of the outstanding share capital, as is the requirement in Nevada, due to the fact that the quorum requirement is only one or more shareholders holding at least 5% of shares entitled to vote. Accordingly, it will be substantially easier for Qualcan Canada to amend its articles as a British Columbia corporation as compared to a Nevada corporation.

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Voting Rights with Respect to Extraordinary Transactions	The bylaws of Mystic provide that (1) the sale, transfer and other disposition of substantially all of the corporation’s properties and (2) a merger or consolidation of the corporation shall require the approval by an affirmative vote of not less than 75% of the corporation’s outstanding shares.

Under the BCA, approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), arrangements with shareholders, creditors or other persons, consolidations, and sales, leases or other dispositions of substantially all of property of the company requires approval by the shareholders by a special resolution at a duly called meeting.

Again, while two-thirds approval is required to pass a special resolution, the number of shares required may be significantly less than the requirement for Mystic under its current articles, due to the fact that Qualcan Canada’s quorum requirement is only one or more shareholders holding in the aggregate 5% of the shares entitled to vote, in person or by proxy. Accordingly, extraordinary corporate transactions may be easier for Qualcan Canada to facilitate under the BCA as compared to under the NRS.

Special Meetings	The bylaws of Mystic provide that special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the entire board of directors, any two directors, the President, and at the request in writing by stockholders of record owning at least 25% of the outstanding voting shares of common stock of Mystic.	The BCA provides that a board of directors or the holders of 5% of the shares of a corporation with a right to vote can call or requisition a general meeting.

Stockholders’ Consent Without a Meeting	The bylaws of Mystic provide that any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required.

Under the BCA, any action required or permitted to be taken at a meeting of the shareholders by an ordinary resolution may be taken by a written resolution signed by a special majority, being two-thirds, of the shareholders entitled to vote on such resolution. Any action required or permitted to be taken at a meeting of the shareholders by any other resolution, being a special, exceptional or unanimous resolution, may be taken by a unanimous written resolution.

In addition, the articles of Qualcan Canada provide that, if all the shareholders who are entitled to vote at an annual general meeting consent in writing by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution.

Number of Directors

The NRS requires that a corporation have a minimum of one director. A corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased.

The bylaws of Mystic provide that the number of directors must be a minimum of one and shall be determined from time to time by resolution of the board of directors.

BCA companies must have at least one director, and “public companies” must have at least three directors.

Following the Share Exchange, Qualcan Canada’s Board of Directors is expected to be comprised of four of our current directors and one director nominated by Qualcan Canada’s pre-Share Exchange shareholders.

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Director Election and Removal

The bylaws of Mystic provide that directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum.

Any director may be removed by the stockholders by a vote of not less than two-thirds of the outstanding shares entitled to vote.

Directors are elected at every annual general meeting, or by unanimous resolution of the shareholders entitled to vote at the annual general meeting. To be a valid election or appointment, certain procedures must be followed, including that a director must consent or acquiesce at the meeting at which the director is elected or appointed. If the company fails to hold an annual general meeting or the shareholders fail to elect directors at the annual general meeting or by unanimous resolution, then the current directors continue to hold office until their successors are elected or appointed. In addition, directors may fill vacancies on the board and appoint additional directors as long as the appointment does not exceed 1/3 of the number of current directors.

Directors may be removed by the shareholders by special resolution. Again, under the BCA, the number of shares required may be significantly less than the requirement in Nevada (which is two-thirds of all shares outstanding), due to the fact that Qualcan Canada’s quorum requirement is only one or more shareholders who in the aggregate hold 5% of the shares entitled to vote.

Derivative Actions

Under the NRS, a stockholder may bring a derivative action against officers and directors of a corporation for breach of their fiduciary duties to a corporation and its stockholders or for other fraudulent misconduct, so long as the stockholder was a stockholder of the corporation at the time of the transaction in question, or the stockholder obtained the stock thereafter solely by operation of law, and remained so through the duration of the suit; the plaintiff makes a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile; and the plaintiff is an adequate representative of the other stockholders.

The BCA entitles a shareholder, including a beneficial owner of a share of a corporation, or a director of a corporation and any person whom the court considers an appropriate person to make application, with the approval of the Supreme Court of British Columbia, and in the name of the corporation, to commence legal proceedings to (a) enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or (b) to obtain damages for any breach of a right, duty or obligation whether the right, duty or obligation arises under the BCA or otherwise. Derivative actions, therefore, may be brought by shareholders on behalf of a corporation against the corporation’s directors for damages or to enforce rights or duties owed by the director to the corporation.

Personal Liability of Directors	The NRS eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care, unless it is proven that such breach involved intentional misconduct, fraud or a knowing violation of law.	Under the BCA, there is no statutory limitation with respect to the monetary liability which may be imposed on directors.

Indemnification of Officers and Directors

The NRS provides that a corporation must indemnify a director or officer of all expenses, including attorneys’ fees, if such person has been successful on the merits or in the defense of the action, suit or proceeding.

A corporation may elect to indemnify a director or officer against expenses, including attorneys’ fees, if the person (i) is not found to be liable in breaching their fiduciary duties to the corporation, or (ii) acted in good faith and in a manner not reasonably believed to be opposed to the best interests of the corporation and, for a criminal proceeding, no reasonable cause to believe conduct was unlawful. Discretionary indemnification may be made by a corporation if determined that it is proper to indemnify the director or officer.

The BCA provides that a company must indemnify a director or officer or former director or officer (“eligible party”) of all costs, charges, and expenses, including legal and other fees, if the director or officer is successful or substantially successful in the outcome of the proceeding.

A company may elect to indemnify an eligible party against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of a proceeding to which such person was a party by reason of being or having been an eligible party, if the person: (i) acted honestly and in good faith with a view to the best interests of the company; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, the individual had reasonable grounds for believing that the individuals conduct was lawful.

In addition, a company must not indemnify an eligible party in the case of a proceeding brought by the company, such as a derivative action. Payment of advance expenses is allowed as long as the company obtains a written undertaking from the eligible party that it will repay the amounts advanced if the payment is prohibited under corporate law.

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Anti-Takeover Provisions in Articles / Bylaws

Several provisions of the Mystic bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of our company even if that change in control would be beneficial to our stockholders.

For example, Mystic’s bylaws (i) provide for supermajority voting in some circumstances (i.e., the affirmative vote of 75% of the outstanding shares), including mergers and consolidations and (ii) provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a raider, would control vacant board positions.

Under the BCA, approval of extraordinary transactions (including mergers and consolidations), requires approval by the shareholders by a special resolution at a duly called meeting, which could prevent or delay a potential acquisition of Qualcan Canada. While a special resolution requires a two-thirds vote to pass, because the quorum requirement is only one or more shareholders holding 5% of the shares entitled to vote, the number of shares required to pass a special resolution approving an extraordinary transaction is substantially less than the amount for Mystic.

Anti-Takeover Provisions in Law

The NRS provides that a corporation that has at least 200 shareholders, with at least 100 shareholders of record having a Nevada address recorded in the stock ledger, and that does business directly or through an affiliated corporation in Nevada is subject to the anti-takeover provisions.

Under the anti-takeover provisions, a person that owns a minimum of 20% of the voting shares of the corporation (an “acquiring person”) is prohibited from exercising their voting rights of those shares unless approved by the shareholders of the corporation. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute).

The NRS also restricts a “business combination” with “interested stockholders,” unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A “combination” includes (a) any merger with an interested stockholder, or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an interested stockholder, having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (iii) representing 10% or more of the earning power or net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the interested stockholder, having an aggregate market value equal to 5% or more of the aggregate market.

There is no provision under the BCA similar to Nevada’s anti-takeover provisions.

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Appraisal Rights; Dissenters’ Rights

Under the anti-takeover provisions of the NRS, unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the tenth day following an acquisition of a controlling interest by an acquiring person, if control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, whose shares are not voted in favor of authorizing voting rights for the control shares may dissent in and obtain payment of the fair value of his shares.

Also, NRS does not provide for dissenters’ rights in the case of a sale of assets.

Under the BCA, a shareholder entitled to dissent to certain proposed corporation actions can require the company to purchase his or her shares for their “fair value”. The actions giving rise to a right of dissent are as follows: (i) an alteration in the articles of a company by altering the restrictions on the business carried on or to be carried on by the company, or on its powers; (ii) a proposed amalgamation; (iii) approval of an arrangement (where permitted); (iv) a proposed disposition of all or substantially all of its undertaking; (iv) a proposed continuance outside of British Columbia; or (v) in respect of any resolution or court order or arrangement permitting dissent.

Thus, if the Share Exchange is consummated, Qualcan Canada’s shareholders will be provided with greater rights of dissent and appraisal than they currently possess under the NRS. However, under NRS, shareholders currently have rights of dissent and appraisal in the circumstances of the acquisition of a controlling interest by an investor, which they would lose under the BCA.

Oppression Remedies	There are no equivalent statutory remedies under the NRS; however, stockholders may be entitled to remedies for a violation of a director’s fiduciary duties under Nevada common law.	Under the BCA, a shareholder of a corporation has the right to apply to a court on the grounds that the corporation is acting or proposes to act in a way that is prejudicial to the shareholder. After the application is filed, the court may make any order as it sees fit, including an order to prohibit any act proposed by the corporation.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this offering circular, before purchasing our common stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Expansion Plan

We have a history of annual net losses which may continue and which may negatively impact our ability to achieve our business objectives, and we received a going concern qualification in our 2018 audit.

For the year ended December 31, 2018, we had revenues of $3,779,214 and a net loss of $1,771,524. At December 31, 2018, we had a stockholders’ deficit of $197,617, a decrease of $1,771,524 from December 31, 2017. Our stockholders’ deficit was $883,162 as of June 30, 2019. For the six months ended June 30, 2019, we had revenues of $2,072,485. We had a net loss of $895,545 for the six months ended June 30, 2019. Our independent auditors, in their report dated September 30, 2019, expressed doubt about our ability to continue as a going concern. There can be no assurance that our future operations will result in net income. Our failure to increase our revenues or improve our gross profit margins will harm our business. We may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross profit margins fail to improve or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our cannabis products may decrease, which would reduce our revenues and harm our business. If we are unable to sell our cannabis products at acceptable prices relative to our costs, if federal cannabis laws and regulations become enforced to negatively impact the sale of some or all of such products, or if we fail to develop and introduce on a timely basis new cannabis products from which we can derive additional revenues, our financial results will suffer.

Our company is in a very new and highly regulated industry. Significant and unforeseen changes in policy may have material impacts on our business.

Continued development in the cannabis industry is dependent upon continued state legislative authorization of cannabis, as well as legislation and regulatory policy at the federal level. The federal Controlled Substances Act (“CSA”) currently makes cannabis use and possession illegal on a national level. While there may be ample public support for legislative authorization, numerous factors impact the legislative process. Any one of these factors could slow or halt use and handling of cannabis in the United States or in other countries, which would negatively impact our cultivation and production activities and our ability to distribute and sell our products.

Many U.S. state laws are in conflict with the CSA. It is unclear whether regulatory authorities in the United States would object to the registration or public offering of securities in the United States by our company, to the status of our company as a reporting company, or even to investors investing in our company as we engage in legal cannabis production and supply pursuant to the laws and authorization of the jurisdiction where the activity takes place. In addition, the status of cannabis under the CSA may have an adverse effect on federal agency approval of medical use of cannabis products. Any such objection or interference could delay indefinitely or increase substantially the costs to access the equity capital markets and harvest and distribute cannabis products.

Our cannabis strategy makes it difficult to find, retain and attract management.

The environment we work in is heavily regulated and while we have experience in regulated industries, it is also heavily scrutinized. This regulatory scrutiny takes a toll on management and makes it very difficult to attract and retain talent. Management spends a great deal of time and money explaining and justifying actions, strategy and business plans to regulators. A myriad of complex factors including regulations regarding money laundering, inter-state commerce and conflicting federal and state laws, among others, affect every decision. Navigating this complex set of regulatory hurdles and staying focused on generating shareholder value is an arduous task and there can be no assurance that we will be successful in steering clear of all the potential issues, any of which could adversely impact our stock price.

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Our cannabis strategy makes it difficult to raise money.

We are considered a “cannabis company” with all the nuances that accompany that label, including being scrutinized by commercial banks, investment banking firms and by the largest clearing services company. Due to the nature of some of these institutions like clearing houses, it makes it very difficult for cannabis companies to raise money, deposit share certificates or even have investment banking relationships. While we believe that we will be able to raise the capital that we need to continue our operations, there can be no assurance that we will be successful in these efforts or will be able to raise enough capital for planned expansion.

The success of our business depends on obtaining and maintaining various state and local licenses for our cannabis business.

Currently, we hold and are in the process of obtaining cannabis licenses in Nevada that allow us to cultivate, manufacture, process, distribute wholesale, sell, and deliver cannabis products to medical and recreational cannabis users and resellers. Regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming, and no assurance can be given that we will receive the requisite licenses from state and local governments to operate our cannabis business. Recently, the Nevada Department of Taxation denied our application for five licenses to own and operate recreational marijuana retail stores in Nevada. We have filed an action in a Nevada court to reverse this decision and believe our arguments have merit, but no assurance can be given that we will obtain a favorable outcome in this action and, accordingly, the denial of licenses to operate our cannabis business can result in material harm to our company and its proposed growth and expansion strategy. For more information, see “Business – Legal Proceedings.”

We are currently engaged in, and expect in the future to engage in, strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management, and which ultimately may not be successful.

We have recently entered into agreements to purchase two cannabis dispensaries in Las Vegas and Reno, Nevada, together with their recreational and medical retail dispensary licenses issued by the State of Nevada, as described in the section “Our Business – Our Proposed Expansion of a Retail Channel and Dispensaries.” While these acquisitions, if and when the various closing conditions are satisfied, may provide a substantial return on investment and serve as an important platform for growing our Qualcan brand, there can be no assurance that these proposed acquisitions will be completed or, if completed, will prove to be beneficial to our company.

In the future, we may consider additional strategic transactions, such as acquisitions of companies, asset purchases and out-licensing or in-licensing of products or technologies, particularly those arrangements that seek to leverage other organizations’ internal platforms or competencies for the benefit of our products or potential products. Additional potential transactions that we may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results.

Our proposed Nevada acquisitions and future strategic transactions may entail numerous operational and financial risks, including:

●	exposure to unknown or unanticipated liabilities, including foreign laws we are unfamiliar with;

●	disruption of our business and diversion of our management’s time and attention in order to develop acquired products or technologies;

●	incurrence of substantial debt or dilutive issuances of equity securities to pay for acquisitions, which we may not be able to obtain on favorable terms, if at all;

●	higher than expected acquisition and integration costs;

●	write-downs of assets or goodwill or impairment charges;

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●	increased amortization expenses;

●	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

●	entering into a long-term relationship with a partner that proves to be unreliable or counterproductive;

●	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

●	inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, any transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects if we are unable to execute on the planned objectives or capitalize on the relationship in the manner that was originally contemplated.

We expect to acquire companies and we are subject to evolving and often expensive corporate governance regulations and requirements. Our failure to adequately adhere to these requirements, and comply with them with regard to acquired companies, some of which may be non-reporting entities, or the failure or circumvention of our controls and procedures could seriously harm our business.

We are subject to various regulations, and compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure on controls and procedures and our internal control over financial reporting. As we make acquisitions in both the United States and Canada, our internal controls and procedures may not be able to prevent errors or fraud in the future. We cannot guarantee that we can establish internal controls over financial reporting immediately on companies that we acquire. Thus, faulty judgments, simple errors or mistakes, or the failure of our personnel to enforce controls over acquired companies or to adhere to established controls and procedures, may make it difficult for us to ensure that the objectives of our control systems are met. A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our company.

We have a limited senior management team size that may hamper our ability to effectively manage a fast-growing company and manage acquisitions and that may harm our business.

Since we operate in the United States and Canada, we use consultants, including lawyers and accountants, to help us comply with regulatory requirements on a timely basis. As we expand, we expect to increase the size of our senior management. However, we cannot guarantee that in the interim period our senior management can adequately manage the requirements of a fast-growing company and the integration of acquisitions, and any failure to do so could harm our business.

Our expansion is dependent on laws pertaining to the legal cannabis industry.

We expect to acquire companies and hire management in specific niches of the cannabis industry. Entry into any of these areas requires special knowledge of the industry and products. By entering the legal cannabis sector, even indirectly or remotely, we could be subject to increased scrutiny by regulators because, among other things, marijuana is a Schedule-1 controlled substance and is illegal under federal law. Our failure to adequately manage the risk associated with these businesses and adequately manage the requirements of the regulators can adversely affect our business and potentially our status ultimately as a public company. Further, any adverse pronouncements from regulators about businesses related to the legal cannabis sector could adversely affect our stock price.

Our products may be unable to achieve expected market acceptance and, consequently, limit our ability to generate revenue from new products.

Even when product development is successful and regulatory approval has been obtained, our ability to generate sufficient revenue depends on the acceptance of our products by customers. We cannot assure you that our products will achieve the expected level of market acceptance and revenue. The market acceptance of any product depends on a number of factors such as the price of the product, the effect of the product, the taste of the product, reputation of the distributor or retailer, competition, and marketing and distribution support.

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The success and acceptance of a product in one state may not be replicated in other states or may be negatively affected by our activities in another state. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

Business interruptions could delay us in the process of developing our product candidates and could disrupt our product sales.

Loss of our manufacturing facilities, our growing plants, stored inventory or laboratory facilities through fire, theft or other causes, or loss of our botanical raw material due to pathogenic infection or other causes, could have an adverse effect on our ability to meet demand for cannabis products or to continue product development activities and to conduct our business. Failure to supply our partners with commercial product may lead to adverse consequences.

Counterfeit versions of our products could harm our business.

Counterfeiting activities and the presence of counterfeit products in market and over the internet continue to be a challenge for maintaining a safe product supply. Counterfeit products are frequently unsafe or ineffective, and can be life-threatening. To distributors and users, counterfeit products may be visually indistinguishable from the authentic version. Reports of adverse reactions to counterfeit drugs along with increased levels of counterfeiting could be mistakenly attributed to the authentic product, affect consumer confidence in the authentic product and harm the business of companies such as ours. If our products were to be the subject of counterfeits, we could incur reputational and financial harm.

We face intense competition, including from generic products. If our competitors market or develop alternative products that are approved more quickly or marketed more effectively than our products or are demonstrated to be safer or more effective than our products, our commercial opportunities will be reduced or eliminated.

The cannabis products industry is characterized by advancing technology, competition and a strong emphasis on developing proprietary products. We face competition from a number of sources, some of which may target the same indications as our products, such as pharmaceutical companies, including generic drug companies, biotechnology companies, drug delivery companies and academic and research institutions, many of which have greater financial resources, marketing capabilities, including well-established sales forces, manufacturing capabilities, research and development capabilities, experience in obtaining regulatory approvals for product candidates and other resources than us.

We may not be able to differentiate any products that we may market from those of our competitors, successfully develop or introduce new products that are less costly or offer better performance than those of our competitors, or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors. In addition, there are a number of established products already commercially available and under development by other companies that treat the indications that our product candidates are intended to treat.

Currency fluctuations may reduce our assets and profitability.

We have assets located in Canada that are valued in Canadian dollars. Fluctuation of the U.S. dollar relative to the foreign currency may adversely affect our assets and profit.

Our business relies heavily on our management team and any unexpected loss of key officers may adversely affect our operations.

The continued success of our business is largely dependent on the continued services of our key employees. The loss of the services of certain key personnel, without adequate replacement, could have an adverse effect on our performance. Our senior management, as well as the senior management of our subsidiaries, plays a significant role in developing and executing the overall business plan, maintaining client relationships, proprietary processes and technology. While no one is irreplaceable, the loss of the services of any would be disruptive to our business.

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Our quarterly revenue, operating results and profitability will vary.

Factors that may contribute to the variability of quarterly revenue, operating results or profitability include:

●	fluctuations in revenue due to seasonality of the market place, which results in uneven revenue and operating results over the year;
●	addition and departure of key personnel; and
●	strategic decisions made by us and our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments and changes in business strategy.

We may be unable to protect our intellectual property rights and/or intellectual property rights licensed to us, and may be subject to intellectual property litigation and infringement claims by third parties.

We intend to protect our intellectual property through limited trademarks, service marks and copyrights and our formulas, recipes and other trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology. Additionally, there can be no assurance that others will not independently develop similar know-how and trade secrets. We are also dependent upon the owners of intellectual property rights licensed to us under various wholesale license agreements to protect and defend those rights against third party claims. If third parties take actions that affect our rights, the value of our intellectual property, similar proprietary rights or reputation or the licensors who have granted us certain rights under wholesale license agreements, or we are unable to protect the intellectual property from infringement or misappropriation, other companies may be able to offer competitive products at lower prices, and we may not be able to effectively compete against these companies. We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, may require us to:

●	defend against infringement claims which are expensive and time consuming;
●	cease making, licensing or using products that incorporate the challenged intellectual property;
●	re-design, re-engineer or re-brand our products or packaging; or
●	enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

In the event of claims by third parties for infringement of intellectual property rights we license from third parties under wholesale license agreements, we could be liable for costs of defending allegations of infringement and there are no assurances the licensors will either adequately defend the licensed intellectual property rights or that they would prevail in the related litigation. In that event, we would incur additional costs and may deprived from generating royalties from these agreements.

We are dependent on numerous third parties in our supply chain for the commercialization of products, and if we fail to maintain our supply and manufacturing relationships with these third parties or fail to develop new relationships with other third parties, we may be unable to continue to commercialize these products or to develop other product candidates.

We rely on a number of third parties for the commercial supply of certain of our products. Our ability to commercially supply our products depends, in part, on our ability to successfully obtain the materials for our products and outsource most, if not all of the aspects of their manufacturing, at competitive costs, in accordance with regulatory requirements and in sufficient quantities for commercialization and testing. If we fail to develop and maintain supply relationships with these third parties, we may be unable to continue to commercialize our products.

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General economic factors may adversely affect our financial performance.

General economic conditions may adversely affect our financial performance. In the United States, changes in interest rates, changes in fuel and other energy costs, weakness in the housing market, inflation or deflation or expectations of either inflation or deflation, higher levels of unemployment, decreases in discretionary consumer spending or consumer demand, unavailability or limitations of consumer credit, higher consumer debt levels or efforts by consumers to reduce debt levels, higher tax rates and other changes in tax laws, overall economic slowdown, changes in consumer desires affecting demand for the products we sell and other economic factors could adversely affect consumer demand for the products we sell, change the mix of products we sell to a mix with a lower average gross margin and result in slower inventory turnover. Higher interest rates, transportation costs, inflation, higher costs of labor, insurance and healthcare, foreign exchange rates fluctuations, higher tax rates and other changes in tax laws, changes in other laws and regulations and other economic factors in the United States or internationally can increase our cost of sales and operating, selling, general and administrative expenses, decrease sales, and otherwise adversely affect our operations and operating results. These factors affect not only our operations, but also the operations of suppliers from whom we purchase goods and services, a condition that can result in an increase in the cost to us of the goods we sell to customers.

If we do not begin to generate significant revenues, we will need to raise additional capital to meet our business requirements. Any such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests. If we are unable to secure additional financing we will not be able to continue as a going concern.

We need additional capital, which may not be available on reasonable terms or at all. The raising of additional capital will dilute current stockholders’ ownership interests. We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

●	maintaining enough working capital to run our business;

●	pursuing growth opportunities, including more rapid expansion;

●	acquiring complementary businesses;

●	making capital improvements to improve our infrastructure;

●	responding to competitive pressures;

●	complying with regulatory requirements such as licensing and registration; and

●	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect that is different from or in addition to that reflected in the capitalization described in this offering circular.

Further, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible debentures and warrants, which may adversely impact our financial condition.

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Even if we consummate this offering, if we do not begin to generate meaningful revenues, we will need to seek additional financing which we may be unable to obtain on favorable terms when required, or at all, and we may therefore be unable to continue funding our operations.

We currently anticipate that the net proceeds of this offering, if we sell the full amount and together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures in the short term. However, this offering is on a “best efforts” basis and we may not sell the full $50,000,000 of shares. We may need to raise additional funds prior to our proposed Canadian public offering or at a later date. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, and we may therefore be unable to continue funding our operations.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to, revenue recognition, estimating valuation allowances and accrued liabilities (specifically, the allowances for returns, credit card chargebacks, doubtful accounts and obsolete and damaged inventory), internal use software and website development (acquired and developed internally), accounting for income taxes, valuation of long-lived and intangible assets and goodwill, stock-based compensation, and loss contingencies are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance.

Changes in accounting principles or guidance, or in their interpretations, could result in unfavorable accounting charges or effects, including changes to our previously filed consolidated financial statements, which could cause our stock price to decline.

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant negative effect on our reported results and retroactively affect previously reported results, which, in turn, could cause our stock price to decline.

Risks Related to the Share Exchange Transaction

By participating in this offering, investors will appoint a proxy to vote on their behalf in favor of the Share Exchange.

We have agreed to enter into a share exchange with Qualcan Canada after this offering as described in the section “The Share Exchange Transaction” above. The Share Exchange, if consummated, will result in the exchange by the holders of our common stock, including investors in this offering, for common shares of Qualcan Canada. Immediately following the Share Exchange, Mystic’s former stockholders would control a majority of the outstanding common shares of Qualcan Canada, with Mystic’s former U.S. stockholders holding class A common shares and Mystic’s former non-U.S. stockholders holding common shares.

We have conditioned our acceptance of subscriptions to this offering upon investors’ acceptance of the Share Exchange. As part of the subscription to purchase our common stock in this offering, investors will appoint a proxy to vote on their behalf in favor of the Share Exchange. Investors in this offering will not be able to consider and vote at a later time on the Share Exchange transaction. For more information regarding the Share Exchange, you are urged to read in its entirety the Share Exchange Agreement, which is filed as an exhibit to this offering statement.

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The Share Exchange will impact the rights and obligations of Mystic stockholders.

The Share Exchange, if consummated, would result in the exchange of the shares of Mystic stock held by our shareholders (both prior to and pursuant to this offering) for common shares of Qualcan Canada. Thus, the former Mystic stockholders would become the holders of common shares in the capital of a British Columbia corporation. Because of differences between the laws of the State of Nevada and the laws of the Province of British Columbia, the Share Exchange will impact the rights of former Mystic stockholders. For an explanation of the changes in stockholder rights which will result from the Share Exchange, see “Material Differences of the Rights of Our Stockholders after the Share Exchange” beginning on page 9 of this offering circular.

The Share Exchange will result in an immediate 10% decrease of your proportionate interest in the outstanding shares of Qualcan Canada.

Immediately following the Share Exchange, the existing holders of Qualcan Canada’s common shares will hold approximately 10% of the outstanding shares of Qualcan Canada, and the former Mystic stockholders will hold the remaining approximately 90% of the outstanding shares. As a result, the percentage ownership interest of former Mystic stockholders in Qualcan Canada will be 90% of their former ownership interest in Mystic, which amounts to an immediate 10% decrease of their percentage ownership interest.

The Share Exchange may have material tax consequences for holders of Mystic stock.

We believe the plan to transact a reverse takeover share exchange between Mystic and Qualcan Canada satisfies the conditions of the Interna1 Revenue Code §7874 anti-inversion rules and following the Share Exchange, Qualcan Canada should qualify as an inverted corporation and be treated as a U.S. domestic corporation for U.S. tax purposes. Furthermore, we believe that the transaction falls outside the potential scope of Internal Revenue Code $367(a), and accordingly, to the extent that the Share Exchange qualifies as a tax-deferred reorganization under Internal Revenue Code $368(a)(1)(B) or a tax-deferred $351 transfer, our shareholders will not recognize any gain as a result of the Share Exchange. However, the applicable tax laws are complicated, and no assurance can be given that this will be the case. In addition, there may be additional future adverse tax consequences to our shareholders from the Share Exchange.

The Share Exchange may not occur.

There is a risk that conditions precedent to the consummation of the Share Exchange, some of which are entirely out of our control, may not occur. In particular, the Share Exchange is subject to the approval of Nevada governmental authorities to transfer the cannabis licenses and we cannot predict when, or even if, such approval will be granted. If the parties to the Share Exchange Agreement fail to obtain the requisite governmental approvals or any of the other conditions precedent to the Share Exchange fails to occur, the Share Exchange may not be consummated.

For more information regarding the Share Exchange, you are urged to read in its entirety the Share Exchange Agreement, which is filed as an exhibit to this offering statement.

The proposed Canadian initial public offering referred to in this offering circular may not occur and the shares of our common stock issued in this offering may never be registered.

This offering circular refers to a Canadian initial public offering of our common stock. If the Share Exchange is not consummated, the Canadian initial public offering will not be completed. Even if the Share Exchange is consummated, we cannot predict exactly when, or even if, the Canadian initial public offering will take place. If such public offering does not take place, or if we do not register the shares of our common stock, such shares may never be registered and you will hold illiquid securities.

Even if the proposed Canadian initial public offering is completed, the Qualcan Canada common shares may have limited transferability and liquidity.

We intend to seek a public listing of the Qualcan Canada common shares on the CSE. However, even if the Qualcan Canada common shares are listed and quoted, no assurance can be given as to (i) the likelihood that an active market for the common shares will develop, (ii) the liquidity of any such market, (iii) the ability of shareholders to sell the common shares or (iv) the prices that shareholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of the common shares, or the availability of the common shares for future sale, will have on the market price prevailing from time to time.

In addition, the CSE is generally considered to be a less efficient market than United States national securities exchanges. Consequently, the liquidity of the common shares could be impaired, not only in the number of common shares which could be bought and sold, but also through delays in the timing of transactions, difficulties in obtaining price quotations, reduction in security analysts’ and the news media’s coverage of us, if any, and lower prices for the common shares than might otherwise be attained. This circumstance could have an adverse effect on the ability of an investor to sell any Qualcan Canada common shares as well as on the selling price for such shares. As a result, shareholders may have a difficult time reselling their shares. Investors must be prepared to hold such common shares for an indefinite period of time.

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We may be subject to additional regulatory burden resulting from any public listing on the CSE.

To date we have not been subject to the continuous and timely disclosure requirements of Canadian securities laws or other rules, regulations and policies of the CSE. Compliance with reporting and other requirements applicable to public companies listed on the CSE will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the impact that management’s attention to these matters will have on our business.

Risks Related to this Offering and Ownership of Our Common Stock

The shares of our common stock will have limited transferability and liquidity.

Prior to this offering, there has been no public market for our common stock. We do not intend to list our shares of common stock on a U.S. registered national securities exchange upon qualification. We do not now, and will not upon consummation of the transactions described in this offering circular, satisfy the listing requirements of the Nasdaq Stock Market or other U.S. registered national securities exchanges. There is no guarantee that the shares of our common stock will be publicly listed or quoted or that a market will develop for them.

The concentration of our common stock ownership by our Chairman and Chief Executive Officer and our other directors and executive officers will limit your ability to influence corporate matters.

Following this offering, Lorenzo Barracco, our Chairman and Chief Executive Officer, and Daniel V. Perla and Alexander Scharf, directors of our company, will collectively beneficially own and will be able to vote in the aggregate 58.0% of our outstanding shares of common stock (if the maximum number of shares is sold in this offering).

As such, Messrs. Barracco, Perla and Scharf, if they work together, will continue to have the ability to exert significant influence over all corporate activities, including the election or removal of directors and the outcome of tender offers, mergers, proxy contests or other purchases of common stock that could give our stockholders the opportunity to realize a premium over the then-prevailing market price for their shares of common stock. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. In addition, such concentrated control could discourage others from initiating changes of control. In such cases, the perception of our prospects in the market may be adversely affected and the market price of our common stock may decline.

This offering is being conducted on a “best efforts” basis. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The offering is on a “best efforts” basis. If we are not able to raise sufficient funds in excess of the minimum offering amount, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that investors may lose their entire investment.

We will have broad discretion over how we use the proceeds of this offering, and we may use them for corporate purposes that do not immediately enhance our profitability or market share.

Our management will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We may use the net proceeds from this offering for corporate purposes that do not immediately enhance our profitability or increase our market value.

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You will experience immediate and substantial dilution in the value of the shares of common stock you purchase.

The initial public offering price is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock in this offering will experience immediate and substantial dilution on a book value basis. The dilution per share in the net tangible book value per share of common stock will be $___ per share based on an assumed $1.00 initial public offering price. If stock options and warrants to purchase shares of common stock are exercised in the future, there would be further dilution. See “Dilution.”

Upon the initial closing of this offering, we will not elect to become a public reporting company under the Exchange Act, but instead we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the initial closing of this offering, we will not elect to become a public reporting company under the Exchange Act and will not be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act.

Because we have elected not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. If we elect not to become a public reporting company our common stock will not be permitted to trade on a national securities exchange such as Nasdaq.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our common stock could be negatively affected.

Because we do not intend to pay dividends on our common stock, you must rely on stock appreciation for any return on your investment.

We presently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. As a result, you must rely on stock appreciation and a liquid trading market for any return on your investment. If an active and liquid trading market does not develop, you may be unable to sell your shares of common stock at or above the initial public offering price or at the time you would like to sell.

The protection provided by the federal securities laws relating to forward-looking statements does not apply to us. The lack of this protection could harm us in the event of an adverse outcome in a legal proceeding relating to forward-looking statements made by us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a registered national securities exchange. Our common stock currently does not trade on any registered national securities exchange. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. The lack of this protection in a contested proceeding could harm our financial condition.

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Provisions in our charter documents and under Nevada corporate law could discourage a takeover that stockholders may consider favorable.

Nevada corporate law could make it more difficult for a third party to acquire us. Specifically, provisions of the Nevada Revised Statutes may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

The purchase price for the common stock is arbitrary and there is no placement agent.

In the absence of a market for the shares of common stock, the initial public offering price of our shares was arbitrarily determined by us and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets. The offering price does not necessarily represent the current value of our common stock and should not be regarded as an indication of any future price for our common stock. We intend to sell the shares directly to investors and not through a placement agent or other registered broker-dealer who is paid sales commissions. As such, purchases of the shares will not have the benefit of an independent party negotiating the offering price.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Circular Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this offering circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	our dependence upon external sources for the financing of our operations;

●	our ability to effectively execute our growth and expansion strategies;

●	changes in the cannabis industry;

●	our limited operating history;

●	the valuation of assets reflected on our financial statements;

●	our reliance on continued access to financing;

●	our reliance on information provided and obtained by third parties;

●	U.S. federal and state regulatory matters, as well as Canadian provincial regulatory matters;

●	additional expenses, not reflected in our operating history, related to being a public reporting company; and

●	Competition in the cannabis market.

Although the forward-looking statements in this offering circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this offering circular or otherwise make public statements updating our forward-looking statements.

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USE OF PROCEEDS

If we sell shares for aggregate gross proceeds of $50,000,000, our net proceeds (after our estimated offering expenses of $225,000) will be $49,775,000. We intend to use these net proceeds to finance the costs of acquiring or investing in cannabis-related businesses, products and technologies and for working capital and general corporate purposes.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares (based on the maximum offering amount of $50,000,000), and the minimum offering amount of $5,000,000.

Assumed Percentage of Shares Sold	100%	75%	50%	25%	Minimum Offering Amount
Price to public	$50,000,000	$37,500,000	$25,000,000	$12,500,000	$5,000,000
Offering expenses	$225,000	$212,500	$200,000	$187,500	$175,000
Net proceeds	$49,775,000	$37,287,500	$24,800,000	$12,312,500	$4,825,000

Acquisition of Nevada dispensaries	$16,500,000	$16,500,000	$16,500,000	$10,000,000	$4,000,000
Potential additional acquisitions and investments	$21,000,000	$12,000,000	$3,300,000	$-	$-
Working capital and general corporate purposes	$12,275,000	$8,787,500	$5,000,000	$2,312,500	$825,000
Total use of proceeds	$49,775,000	$37,287,500	$24,800,000	$12,312,500	$4,825,000

We intend to utilize a substantial portion of the net proceeds of this offering to finance the acquisition of two retail dispensaries in Las Vegas and Reno, Nevada.

In May 2019, through Picksy LLC, our wholly-owned subsidiary, we entered into an Asset Purchase Agreement with Medifarm LLC to acquire 100% of the assets of Medifarm’s cannabis dispensary located at 1130 East Desert Inn Road, Las Vegas, Nevada, including its recreational and medical retail dispensary licenses issued by the State of Nevada. The purchase price to be paid for such assets is $10.0 million. The payments will consist of $7.2 million in cash payments and $2.8 million in the form of a 12-month promissory note bearing 5% interest and secured by the acquired assets.

In August 2019, through Picksy Reno, LLC, another wholly-owned subsidiary of our company, we entered into an Asset Purchase Agreement with Medifarm I LLC to acquire 100% of the assets of Medifarm I’s cannabis dispensary located at 1085 S. Virginia Street, Reno, Nevada, including its recreational and medical retail dispensary licenses issued by the State of Nevada. The purchase price to be paid for such assets is $13.5 million. The payments will consist of $9.3 million in cash and $4.2 million in a 12-month promissory note bearing 5% interest.

The closing of each transaction is subject to various closing conditions including receipt of all necessary state, county and city licensing transfer approvals. As we already hold medical and recreational licenses for cultivation and production, we do not anticipate any significant delays in obtaining such approvals.

If and to the extent available, additional net proceeds may be used for other acquisitions of, or investments in, cannabis-related businesses, products and technologies. We currently have no commitments or agreements with respect to any such acquisitions or investments, other than the two pending transactions described above. See “Business – Our Proposed Expansion of a Retail Channel and Dispensaries.”

Net proceeds will also be used for working capital and general corporate purposes, which include amounts required to pay officers’ salaries, consulting fees, professional fees, ongoing public reporting costs, computer equipment costs, data streaming transmission costs, office-related expenses and other corporate expenses.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending use of the proceeds of this offering, we will invest the net proceeds of this offering in short-term, investment grade, interest-bearing instruments. We currently anticipate that the net proceeds of this offering, assuming the minimum and maximum offering amounts are raised, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least nine and 24 months following the closing of this offering, respectively.

In the event we do not sell all of the shares, we may seek additional financing from other sources, including the Canadian Public Offering, in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted with respect to their percentage ownership in our company. In all events, there can be no assurance that additional financing would be available to us when desired or needed and, if available, on terms acceptable to us.

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CAPITALIZATION

The following table sets forth our short-term debt and capitalization as of June 30, 2019:

●	on an actual basis;

●	on an as adjusted basis to give effect to the sale in this offering of the maximum number of shares, at the price to the public of $1.00 per share, resulting in net proceeds to us of $49,775,000 (after deducting our estimated offering expenses of $225,000); and

●	on a pro forma as adjusted basis to reflect the consummation of the proposed Share Exchange transaction following this offering.

	Actual	As Adjusted for this Offering Assuming Maximum Amount	Pro Forma as Adjusted for this Offering and the Share Exchange
	(unaudited)	(unaudited)	(unaudited)
Short-term debt	$6,215,217

Long-term debt, net of current portion	$250,000

Stockholders’ (deficit) equity:
Common stock	7,226
Additional paid-in capital	4,690,599
Treasury stock	(2,375)
Accumulated deficit	$(5,578,612)
Total stockholders’ (deficit) equity	$(883,162)

Total capitalization	$5,582,055

You should read this table together with our financial statements as of and for the years ended December 31, 2018 and 2017 and our unaudited financial statements as of and for the six months ended June 30, 2019 and 2018, and the related notes thereto, included elsewhere in this offering circular. Our use of proceeds from this offering is discussed under “Use of Proceeds.”

The table above excludes (a) 15,000,000 shares issuable upon the conversion of our 8% convertible debentures in the aggregate principal amount of approximately $6,200,000, which were sold in our 2019 Private Placements, and (b) 13,000,000 shares issuable upon exercise of outstanding stock options. To the extent our 8% convertible debentures are converted or stock options or other equity awards made under our plan result in the issuance of additional shares of our common stock, there will be further dilution to our investors in this offering.

DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares of common stock sold in this offering exceeds the pro forma net tangible book value per share of common stock after the offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

The pro forma net tangible book value of our common stock as of June 30, 2019 was approximately $_____, or $___ per share.

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After giving the effect to the sale of 50,000,000 shares of our common stock in this offering at the price to the public of $1.00 per share, and after deducting our estimated offering expenses, the pro forma net tangible book value would be approximately $_____, or $___ per share. This represents an immediate increase in net tangible book value of $___ per share to existing stockholders and an immediate dilution of $___ per share to new investors purchasing shares of common stock in the offering. The following table illustrates this substantial and immediate per share dilution to new investors.

The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share of common stock	$		$1.00
Pro forma net tangible book value per share before giving effect to the offering	$
Increase in net tangible book value per share attributable to the sale of common stock in the offering (1)
Pro forma net tangible book value per share after giving effect to the offering
Dilution in net tangible book value per share to new investors (2)		$

(1)	After deducting estimated expenses payable by us in this offering.

(2)	Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to the offering from the initial public offering price per share paid by a new investor.

The following table sets forth, assuming the sale of 50,000,000 shares of our common stock offered for sale in this offering, as of October __, 2019, the total number of shares previously issued and sold to existing investors, the total consideration paid for the foregoing and the average price per share. As the table shows, new investors purchasing shares of common stock may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing stockholders.

	Number of	Purchased	Total	Consideration
	Shares	Percent	Amount	Percent

Existing stockholders	70,000,000	58.3%
New investors	50,000,000	41.5%	$50,000,000
Total	120,000,00	100.0%

The table above does not reflect the impact of the Share Exchange transaction, pursuant to which, following this offering and upon the closing of the Share Exchange, Qualcan Canada will issue its common shares in exchange for those held by our existing stockholders, including investors in this offering, representing approximately 90% of Qualcan Canada’s outstanding shares.

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PLAN OF DISTRIBUTION

Plan of Distribution

We are offering on a best efforts basis up to 50,000,000 shares of our common stock, with a minimum offering amount of 5,000,000 shares of our common stock. The initial public offering price is $1.00 per share.

As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated, or even if consummated that we will obtain more than the minimum offering amount. The gross proceeds of this offering will be deposited at a bank or other financial institution in Las Vegas, Nevada in an escrow account established by us, until we have sold a minimum of 5,000,000 shares of common stock. Once we satisfy the minimum stock sale condition, the funds will be released to us.

We intend to sell our shares directly to investors and not through a placement agent or other registered broker-dealer who is paid sales commissions.

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers or directors will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Our officers or directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Stock Listing

Prior to this offering, there has been no public market for our common stock. We do not intend to list our shares of common stock on a U.S. registered national securities exchange upon qualification, or to otherwise apply for the shares to be eligible for quotation on an alternative trading system or over the counter market after the final closing of this offering. However, even if we later determine that the public trading markets are appropriate given the structure of our company and our growth and expansion strategies, and the shares of our common stock are listed or quoted, no assurance can be given as to (i) the likelihood that an active market for the common stock will develop, (ii) the liquidity of any such market, (iii) the ability of shareholders to sell the shares of common stock or (iv) the prices that shareholders may obtain for any of the shares.

We do not now, and will not upon consummation of the transactions described in this offering circular, satisfy the listing requirements of the Nasdaq Stock Market or other U.S. registered national securities exchanges. There is no guarantee that the shares of our common stock will be publicly listed or quoted or that a market will develop for them.

Pricing of the Offering

Prior to this offering, there has been no public market for our common stock. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this offering circular;

●	our history and prospects and the history of and prospects for the cannabis industry in which we compete;

●	our past and present financial performance;

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●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under “How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2 Regulation A offering, most investors in the case of trading on an over-the-counter market must comply with the 10% limitation on investment in the offering. The only investors in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares (please see below under “How to calculate your net worth”);

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

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(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This offering will start on or after the date that this offering is qualified by the SEC and will terminate on _____ 2019.

Procedures for Subscribing

To purchase shares of our common stock in this offering, investors must complete and sign a subscription agreement. Investors will be required to pay for their shares of common stock by wire, ACH, or certified check for the full purchase price of the shares.

Subscriptions will be effective only upon our acceptance of the subscriptions, and we reserve the right to reject any subscriptions in whole or in part. In compliance with Rule 15c2-4 under the Exchange Act, we will instruct investors to deliver all monies in the form of checks, ACH or wire transfers to the escrow agent. Upon the escrow agent’s receipt of such monies, they shall be credited to the escrow account. Pursuant to an escrow agreement between us and a bank or other financial institution, as escrow agent, the funds received in payment for the shares of common stock purchased in this offering will be wired to a non-interest bearing escrow account at such other bank or other financial institution and held until the escrow agent determines that the amount in the escrow account is equal to at least the minimum amount required to close this offering. Upon confirmation of receipt of the requested minimum subscription amount, the escrow agent will release the funds in accordance with the written instructions provided by us, indicating the date on which the shares of common stock purchased in this offering are to be delivered to the investors and the date the net proceeds are to be delivered to us. Unless investors instruct us otherwise, we will deliver the shares of common stock being issued to the investors electronically.

If you decide to subscribe for shares of our common stock in this offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement (the form of which is attached to the offering statement as Exhibit 4.1); and

2.	Deliver funds directly to the bank or other financial institution account via wire transfer or ACH (pursuant to the wire transfer instructions set forth in our subscription agreement) or via certified check mailed to such bank or other financial institution.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this offering circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, if our common stock will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). If our common stock will not trade on a national securities exchange, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth. For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

In order to purchase shares of our common stock and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that the investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this offering circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this offering circular.

Overview

We are a holding company which, through our wholly-owned subsidiaries, is engaged in the cannabis industry in the State of Nevada. Since obtaining Nevada wholesale cannabis licenses for the cultivation and production of medical cannabis in 2014 and recreational cannabis in 2016, Qualcan, LLC, our wholly-owned operating subsidiary (“Qualcan”), has constructed and has recently begun operating a highly efficient, state-of-the-art 24,000 square foot cannabis cultivation and production facility with the capacity to produce as much as 600 pounds of sellable cannabis per month utilizing the latest concepts in agronomic farming practices and sustainable technologies. Qualcan’s facility adheres to best practices in quality control standards and regulatory compliance that are believed to be as good as or better than those used throughout the cannabis industry. Qualcan currently wholesales its products, which include cannabis flowers, edibles and concentrates, under the trademark “Qualcan” to state-licensed dispensaries utilizing METRC, a state-mandated tracking system. We have recently entered into asset purchase agreements to add a future retail component to our growing operations in Las Vegas and Reno, Nevada.

Looking ahead, we have prepared a strategic plan to extend our Nevada footprint by becoming a vertically-integrated company providing medical and recreational cannabis cultivation and production, and retail dispensary operations for high quality marijuana and marijuana consumer products. We also intend to expand our wholesale operations to capture expected retail demand for our cultivation and production activities, including from our own retail locations that we plan to build (and license) or acquire. A key element of our strategic plan is to make acquisitions of or investments in complementary businesses, products and technologies in the cannabis industry utilizing the proceeds of this offering.

Revenue Model

Currently, we sell our cannabis and cannabis-related products, which include flowers, edibles and concentrates, to state licensed dispensaries, and recognize revenues at the time of delivery.

Matters that May or Are Currently Affecting Our Business

The primary challenges and trends that could affect or are affecting our financial results include:

●	Our ability to identify, contract with, install equipment and operate a large number of growing fields;

●	Our need to hire additional employees in order to operate a number of retail location we intend to open;

●	Our ability to obtain additional financing for the projected costs associated with the acquisition, management and distribution of new cannabis-related products, and the personnel involved, if and when needed;

●	Our ability to attract competent, skilled technical and sales personnel for our operations at acceptable prices to manage our overhead; and

●	Our ability to control our operating expenses as we expand our organization and product offerings.

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Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We believe that, of the significant accounting policies discussed in Note 1 of Notes to the Consolidated Financial Statements, the following accounting policies require our most difficult, subjective or complex judgments in the preparation of our consolidated financial statements.

Cash and Cash Equivalents. For the purpose of the statement of cash flows, the company considers all highly liquid investments available for current use with original maturity of three months or less to be cash equivalents.

Accounts Receivable. Accounts receivable are recorded at the amount the company expects to collect on outstanding balances. Management closely monitors outstanding balances and determines whether certain accounts should be written off during the year. As of December 31, 2018 and 2017, and June 30, 2019, no allowance for doubtful accounts was deemed necessary.

Inventory. The company’s raw, semi-finished, and finished inventory is valued at the lower of cost (first in, first out) or market value.

Property and Equipment. Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The company has a capitalization policy of $2,500. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

Income Taxes. Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized. Due to the business being considered illegal by the federal government, the company has opted to take a conservative approach with respect to deferred tax assets related primarily to its net operating losses and has set a valuation allowance equal to those losses. Therefore, no deferred tax assets or tax benefit are presented in these consolidated financial statements. If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, then the estimated liability is accrued. If the Company were to incur any income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax would be reported as income taxes. As of December 31, 2018 and June 30, 2019, there were no uncertain tax positions. The company is no longer subject to potential income tax examinations by tax authorities in in accordance with the federal statute of limitations.

Advertising. The company expenses all advertising costs as incurred. Advertising expense for the years ended December 31, 2018 and 2017, and for the period ended June 30, 2019, were $87,811, $29,178 and $3,688 respectively.

Results of Operations

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018

Revenue for the six months ended June 30, 2019 was $2,072,485, with $339,492 in gross profit, and 16.4% gross margin. Average quarterly revenue was $1,036,242 over the two first quarters of 2019, compared to average quarterly revenue of $944,803 over the four quarters of 2018, an increase of $92,159, or 9.7%.

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These numbers reflect our recent efforts to ramp up administrative operations in anticipation of opening our two proposed dispensary outlets. In addition to focusing on various preparations for adding the retail channel to our management structure, we have also been allocating a percentage of our production capacity to a holding vault to be utilized in stocking our new dispensary outlets once live. This has had an effect on sales as we’ve managed to increase our quarterly pace nominally, with revenue holding constant for the most part. This improvement was a direct result of an increase in the popularity of our flower and edible brands, having been fueled by a growth in our client base from less than 15 dispensaries in the first quarter of 2018, to as many as 29 in the first quarter of 2019. This revenue growth was made possible through increases in flower yield per plant, which trickles down as a cost benefit to the production level by providing our extraction team with additional in-house source material.

In addition to the focus on improving wholesale market presence, we were also able to marginally increase our gross margin from 14.7% in 2018 to 16% in 2019, increase our revenues by 56.49% from the first six months of 2018 to the first six months of 2019, with only a nominal increase to our direct costs of 27%. These metrics imply an improvement to overall efficiency of production, thus rendering a 269.13% increase to gross profit and 132.8% increase to gross margin from the first six months of 2018 to the first six months of 2019. Moving forward, we will continue to employ several mechanisms designed to sustain our aggressive trend in the increase of overall efficiency and improved margins, including (1) a more effective cultivation program (increasing our yield per plant/square foot), (2) automation of some aspects of the production chain and supply chain optimization, (3) economies of scale and (4) the acquisition of our dispensary outlets which will implicitly increase wholesale revenues while also reducing our cost of labor.

Operating expenses for the six months ended June 30, 2019 were $1,258,835, and include depreciation expense of equipment and the offset of a $91,000 loan and settlement with Desert Air Wellness, which together equate to $250,944, or 20% of operating expenses for the six months ended June 30, 2019 (a one time expense). Given the expenses observed within the first six months of 2019, we anticipate closing out 2019 marginally higher than 2018. An increase in expenses overall in 2019 is anticipated due to the costs associated with hiring for retail admin/operations, holding inventory in exchange for the forfeiture of sales, and increasing administrative functions in preparation for the opening of our dispensary outlets.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

2017 was an atypical year for the cannabis industry in Nevada, in that on July 1 recreational marijuana became legal in Nevada while during the first two quarters only medical marijuana was legal. Medical marijuana wholesale prices saw an all-time low for the first two quarters of 2017 with every company being aware of the potential price increase and spike that would go into effect as soon as recreational market would kick in. Recreational marijuana in Nevada was an extremely appealing opportunity with Las Vegas being a tourism based economy seeing over 40 million visitors annually. Qualcan management put into place a corporate initiative to utilize the stagnancy of the medical market as an opportunity to hold off on releasing our products until we were adequately prepared in terms of product quality, training, equipment, and manufacturing process. Our goal was to enter the market July 1 with the launch of recreational cannabis in Nevada, and our balance sheet is indicative of these efforts.

Revenue for the year ended December 31, 2017 was $821,300, with $200,675 in gross profit and a 24% gross margin. Revenue increased $2,957,914, or 360%, from the year ended December 31, 2017 to the year ended December 31, 2018, closing out 2018 with $3,779,214 in revenue and $555,624 in gross profit. This $295,7914 increase in revenue from 2017 to 2018 is indicative of efforts in the first and second quarters of 2017 to focus on optimization and hold off the launch of our brands until recreational marijuana became legal, such that 93% of revenue for 2017 was generated in the third and fourth quarters upon the implementation of recreational, resulting in less revenue for the year overall.

Operating expenses for the year ended December 31, 2018 were $2,328,602, compared to $1,797,674 for the year ended December 31, 2017, an increase of $530,928, or 29.5% year over year. The optimization of company operations, product quality, branding, and manufacture process was our primary focus in 2017. As a result of these initiatives, operating expenses/indirect costs came out to 219% of revenue for the year ended December 31, 2017, compared to 62% for the year ended December 31, 2018.

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Many of the costs that experienced an increase from 2017 to 2018 were allocated toward essential items such as marketing/advertising, utilities, lab testing, and taxes/licenses, all of which scale variably with production volume. Approximately 31% of the operating costs for 2018 were in categories expected to scale alongside production capacity, such as marketing/advertising (which increased from $29,178 in 2017 to $87,811 in 2018), or utilities (electricity usage will increase per square foot of canopy space) (which grew from $124,496 in 2017 to $240,838 in 2018). These increases in overall revenue and production capacity were made possible by our “Stage 2” expansion of our cultivation and production facility. This expansion equated to nearly a doubling of usable square footage within these facilities, and provided the necessary foundation for achieving the growth we have experienced so far. Realization of Stage 2 helps justify the high percentage of operating cost versus revenue, and we were able to realize a substantial return on this investment in 2018 and 2019.

Liquidity and Capital Resources

As of December 31, 2018, we had cash and cash equivalents of $16,912, compared to $623,200 as of December 31, 2017, a decrease of $606,288, or 97.3%. As of June 30, 2019, we had cash and cash equivalents of $1,001,468. Management anticipates that going forward, we will be able to generate sufficient cash flows from our operating activities to meet our short-term capital requirements and thereafter to raise capital in the proposed Canadian Public Offering to support general working capital needs, certain capital expenditures or potential acquisitions.

Net cash used in operating activities was $192,175 for the year ended December 31, 2018, compared to $800,459 for the year ended December 31, 2017, a decrease of $608,284, or 76.0%. Net cash used in operating activities was $424,549 for the six months ended June 30, 2019.

Net cash used in investing activities was $414,113 for the year ended December 31, 2018, compared to $704,546 for the year ended December 31, 2017, a decrease of $290,433, or 41.0%. Net cash used in investing activities was $0 for the six months ended June 30, 2019. In 2017 and 2018, this primarily consisted of purchases of property and equipment.

Net cash provided by financing activities was $0 for the year ended December 31, 2018, compared to $2,089,910 for the year ended December 31, 2017, a decrease of $2,089,910, or 100.0%. Net cash provided by financing activities was $1,409,105 for the six months ended June 30, 2019. In 2017, this primarily consisted of capital contributions, as well as proceeds from debt borrowings. In 2019, this primarily consisted of proceeds from debt borrowings.

Recent Securities Offerings

In July 2019, we completed an initial private placement (the “First 2019 Private Placement”) of approximately $1,700,000 in aggregate principal amount of 8% convertible debentures. The principal amount under the debentures is convertible into shares of our common stock at any time at the option of the holder, provided, that, if on or or before the maturity date (12 months after the date of issuance), the Canadian Public Offering is consummated, 100% of the outstanding principal amount of the debentures will be automatically converted into common stock of the public successor company. The conversion price of the debentures is C$0.30 ($0.23) per share, which would result in the issuance upon conversion of 7,500,000 shares of our common stock. The debentures bear interest at an annual cumulative rate of 8.0%, due and payable in cash on the maturity date. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the debentures (together with the holders of the debentures issued in the Second 2019 Private Placement (as defined below)) will receive, in preference to any distribution of any of our assets to the holders of any of our other debt securities or credit facilities, an amount equal to the unpaid and unconverted principal amount of their debentures and any accrued and unpaid interest on the debentures. The debentures are unsecured, general obligations of our company. The debentures are not redeemable by us or subject to voluntary prepayment prior to maturity. The conversion of the debentures is contingent upon receipt of approval for the conversion of the Nevada Department of Taxation and such other Nevada governmental authorities that regulate the cannabis industry in Nevada and its cities, counties and townships.

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In July 2019, following the closing of the First 2019 Private Placement, we also commenced a subsequent private placement (the “Second 2019 Private Placement” and, together with the First 2019 Private Placement, the “2019 Private Placements”) of up to $22,500,000 in aggregate principal amount of 8% convertible debentures with substantially identical terms as the debentures sold in the First 2019 Private Placement, except that the conversion price of the debentures offered in the Second 2019 Private Placement is set at C$0.80 ($0.60) per share, which would result in the issuance upon conversion of 37,500,000 shares of our common stock, rather than C$0.30 ($0.23) per share in the First 2019 Private Placement. We sold approximately $4,500,000 in aggregate principal amount of 8% convertible debentures in the Second 2019 Private Placement, which would result in issuance upon conversion of 7,500,000 shares of common stock. Skanderbeg Capital Advisors acted as the placement agent in the First 2019 Private Placement, but did not receive any cash or equity-based commissions in that financing, and acted as the placement agent in the Second 2019 Private Placement, and received cash and equity-based commissions on the gross proceeds raised in such financing.

Long-term Debt

As of June 30, 2019, our long-term debt consisted of the following:

June 30, 2019

Note payable to a business (1)	$300,000

Note payable to a business (2)	600,000

Note payable to an individual (3)	100,000

Notes payable to various individuals (4)	641,758

Note payable to a business (5)	517,347

Note payable to a business (6)	250,000

Total long-term debt	2,409,105
Less: current maturities	(2,159,105)
$250,000

(1)	This note is in dispute, as terms of contract were not followed by lender, and is being presented as due on demand and bearing no interest until a future settlement is reached.

(2)	This note is in dispute, as terms of contract were not followed by lender, and is being presented as due on demand and bearing no interest until a future settlement is reached.

(3)	This note is due on demand and bears no interest, with an option to convert the debt into 27 shares of common stock.

(4)	These notes are convertible to stock if the company goes public within 12 months of their issuance, in May 2020. If the company does not go public within 12 months of their issuance, the notes become payable in full, with 8% interest, in May 2020.

(5)	This note is due on demand and bears no interest, and will be abated in full should there be a successful merger between the company and this business.

(6)	This note bears interest at a rate of 12% per annum, and is due in one installment, in May 2021.

Our long-term debt at June 30, 2019 matures as follows:

2020	2,159,105
2021	250,000
$2,409,105

Pending Acquisitions

In May 2019, through Picksy LLC, our wholly-owned subsidiary, we entered into an Asset Purchase Agreement with Medifarm LLC to acquire 100% of the assets of Medifarm’s cannabis dispensary located at 1130 East Desert Inn Road, Las Vegas, Nevada, including its recreational and medical retail dispensary licenses issued by the State of Nevada. The purchase price to be paid for such assets is $10.0 million. The payments will consist of $7.2 million in cash payments and $2.8 million in the form of a 12-month promissory note bearing 5% interest and secured by the acquired assets.

In August 2019, through Picksy Reno, LLC, another wholly-owned subsidiary of our company, we entered into an Asset Purchase Agreement with Medifarm I LLC to acquire 100% of the assets of Medifarm I’s cannabis dispensary located at 1085 S. Virginia Street, Reno, Nevada, including its recreational and medical retail dispensary licenses issued by the State of Nevada. The purchase price to be paid for such assets is $13.5 million. The payments will consist of $9.3 million in cash and $4.2 million in a 12-month promissory note bearing 5% interest.

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The closing of each transaction is subject to various closing conditions including receipt of all necessary state, county and city licensing transfer approvals. As we already hold medical and recreational licenses for cultivation and production, we do not anticipate any significant delays in obtaining such approvals.

Commitments and Contingencies

In October 2017, we entered into a consultation agreement with Western Desert Holdings, LLC, a former stockholder. Under the terms of this agreement, we incurred consulting expenses of $180,000 and $210,000 for the years ended December 31, 2018 and 2017, respectively. Future consulting expenses to be incurred in accordance with this agreement are $270,000, $360,000 and $60,000 for the years ending December 31, 2019, 2020 and 2021, respectively.

Note Receivable

As of December 31, 2018 and 2017, we were carrying an outstanding loan balance made to Desert Aire Wellness, LLC in the amount of $91,500. In June 2019, we reached an agreement with Desert Aire Wellness in which the loan balance will be extinguished and replaced with a purchase and supply agreement. Under the terms of this agreement, Desert Aire Wellness will purchase $1,600,000 in goods from us provided we make available a monthly maximum of $65,000 in goods. Desert Aire Wellness will purchase a minimum of $35,000 in goods per month and a maximum of $65,000 in goods per month, but must purchase $1,600,000 within 36 months from June 2019. If the Desert Aire Wellness does not purchase the full $1,600,000 worth of goods, cash must be paid to us for the difference.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Seasonality

Our revenues and results of operations have fluctuated in the past, and will likely continue to fluctuate, on a quarterly basis. Such fluctuations are the result of a seasonal pattern that reflects variations in customer theater attendance. Our audience attendance is generally greatest during the summer months and slowest in the winter.

Impact of Inflation

We believe that inflation has not had a material impact on our results of operations for the years ended December 31, 2018 and 2017. We cannot assure you that future inflation will not have an adverse impact on our operating results and financial condition.

Controls and Procedures

In connection with the audits of our financial statements for the years ended December 31, 2018 and 2017, our independent public accounting firm identified material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to the absence of internal accounting personnel with the ability to properly account for complex transactions and a lack of separation of duties between accounting and other functions.

We hired a consulting firm to advise us on technical issues related to U.S. generally accepted accounting principles as related to the maintenance of our accounting books and records and the preparation of our financial statements. Although we are aware of the risks associated with not having dedicated accounting personnel, we are also at an early stage in the development of our business. We anticipate expanding our accounting functions with dedicated staff and improving our internal accounting procedures and separation of duties when we can absorb the costs of such expansion and improvement with additional capital resources. In the meantime, management will continue to observe and assess our internal accounting function and make necessary improvements whenever they may be required.

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Ongoing Reporting Requirements

Regulation A+ provides that a filer can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same adoption period for new or revised accounting standards as public companies.

We have elected not to become a public reporting company under the Exchange Act. We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A+ for Tier 2 issuers. The ongoing reporting requirements under Regulation A+ are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

Quantitative and Qualitative Disclosures about Market Risk

We conduct our operations in the United States dollar. We are not exposed to foreign exchange rate fluctuations.

We currently have no material exposure to interest rate risk. In the future, we intend to invest our excess cash primarily in money market funds, debt instruments of the United States government and its agencies and in high quality corporate bonds and commercial paper. Due to the short-term nature of these investments, we do not believe that there will be material exposure to interest rate risk arising from our investments.

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OUR BUSINESS

Overview of our Business

We are a holding company which, through our wholly-owned subsidiaries, is engaged in the cannabis industry in the State of Nevada. Since obtaining Nevada wholesale cannabis licenses for the cultivation and production of medical cannabis in 2014 and recreational cannabis in 2016, Qualcan, LLC, our wholly-owned operating subsidiary (“Qualcan”), has constructed and has recently begun operating a highly efficient, state-of-the-art 24,000 square foot cannabis cultivation and production facility with the capacity to produce as much as 600 pounds of sellable cannabis per month utilizing the latest concepts in agronomic technology and sustainable technologies. Qualcan’s facility adheres to best practices in quality control standards and regulatory compliance that are believed to be as good as or better than those used throughout the cannabis industry. Qualcan currently wholesales its products, which include cannabis flowers, edibles and concentrates, under the trademark “Qualcan” to state-licensed dispensaries utilizing METRC, a state-mandated tracking system. We have recently entered into asset purchase agreements to add a future retail component to our growing operations in Las Vegas and Reno, Nevada.

Looking ahead, we have prepared a strategic plan to extend our Nevada footprint by becoming a vertically-integrated company providing medical and recreational cannabis cultivation and production, and retail dispensary operations for high quality marijuana and marijuana consumer products. We also intend to expand our wholesale operations to capture expected retail demand for our cultivation and production activities, including from our own retail locations that we plan to build (and license) or acquire. A key element of our strategic plan is to make acquisitions of or investments in complementary businesses, products and technologies in the cannabis industry utilizing the proceeds of this offering.

Our Operations and Strategic Plan

The sale and use of cannabis for medical purposes has been legal in the State of Nevada since 2014 and for recreational purposes since 2016 (though federal law in the United States continues to prohibit the use of cannabis). Qualcan has dedicated the years since legalization to honing its growing techniques and product selection, sourcing top-tier cannabis industry management and establishing a highly sophisticated and experienced board of directors. The time invested in building this organization has created a strong foundation for pursuing an aggressive growth and expansion strategy via acquisitions and using our proven growth, sales and marketing formulas. We believe these formulas are responsible for rapidly building Qualcan into one of the top brands in Las Vegas. As noted above, Qualcan has recently acquired four dispensary licenses – two medical and two recreational, establishing itself as a vertically integrated cannabis organization, resulting in enhanced economies of scale and competitive positioning. Qualcan currently operates a highly efficient, state-of-the-art 24,000 square foot cultivation and production facility with the capacity to produce as much as 600 pounds of sellable cannabis per month. These facilities were established utilizing the latest concepts in agronomic and sustainable technologies ensuring that patients and consumers are provided with a clean and effective product, and guaranteeing that lab results exceed established Nevada regulatory department guidelines. Qualcan adheres to best practices in quality control standards with regulatory compliance being managed by industry experts possessing intimate knowledge and experience of the intricacies to what is often referred to as the most stringently regulated cannabis program in the nation.

Having presently established its capacity in mass producing medically precise wholesale cannabis products, our infrastructure has been created for facilitating multiple large-scale retail operations. Qualcan will remain relevant in terms of industry best practice and market trends with our primary focus being maximization of retail market share using the cost benefits provided by using our internal brands to support the retail supply chain. In addition to exploiting the benefits of vertical integration, Qualcan will continue producing the brands that consumers have remained loyal to and ensure these products are offered in dispensaries all around Nevada. The company operates with an adaptive mentality and considers its ability to rapidly adjust daily operations and the utilization of effective forecasting a competitive advantage. By ensuring rapid acclimation to market conditions, Qualcan also utilizes “time to market” as a competitive tool and cost control mechanism. The constant assessment of market conditions and trends has allowed us to anticipate and execute new products with minimal turnaround. This process is valued as an essential competitive advantage in an industry known to be fast paced and constantly evolving.

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Our strategic plan contemplates achieving operational autonomy and target growth expectations via aggressive growth and market saturation. Nevada is home to the most desired cannabis market in the United States, where Qualcan aims to become among the most well-known brands. This will require proportional scaling of our cultivation and production facilities to accommodate increases in demand from the rapid expansion of our retail channel market share. Qualcan will protect its position within the marketplace using acquisitions of complementary businesses, technologies and products, ensuring diversification of Qualcan and its owned brands, while further cultivating a sense of self sustenance. Qualcan will hold itself accountable to a set of established business principles that encourage specific operational development. The four most important principles are:

● controlling costs via supply chain optimization, frequent assessment of manufacturing process effectiveness and the application of our unique perspective on retail facility management and inventory optimization,

● continued acquisition of retail licenses necessary to increase market share and establish a visible presence of branding,

● facilitation of access to quality cannabis products to as many patients and consumers as possible, and

● careful analysis of all industry variables by our team of industry experts to mathematically dictate our highest return on investment as it pertains to any significant business decision.

Our Cannabis Products and Brands

Qualcan is positioning itself to become a known provider of reliable cannabis and cannabis products manufactured in accordance with exacting precision and high-quality standards. Products and branding are carefully determined through a process of market analysis, ensuring that every detail is catered to what consumers are buying. Marketing and branding experts have crafted a campaign for each product with appeal to the broadest consumer demographic. Each channel of business has been designed to be fully scalable as Qualcan expands and challenges new markets. A summary of Qualcan brands can be found in the next section and includes products in active production.

Qualcan Cultivation

Our Qualcan Cultivation brand offers a variety of unique genetics chosen through a process of “pheno-hunting,” in which the cultivation expert determines the ideal traits in genetics to be grown. Our master grower will dictate which strains are the most accommodating to consumer expectations, which in the Nevada market primarily concern strains’ tetrahydrocannabinol (“THC”) percentage, terpene profile/concentration and aesthetics. The grow process is considered a core competitive advantage for Qualcan and all standard operating procedures related to cultivation are kept strictly confidential. Cosmic Cannabis is our newest brand scheduled to hit shelves with the launch of our retail channel. This brand will utilize our highest quality strains to provide consumers with a “top-shelf” experience in terms of product quality and aesthetic. We expect to achieve higher than usual margins with this product because it will launch during a time in which we expect wholesale prices to be on the rise due to an increase in demand. In addition to developing and branding our own strains such as the Cosmic line, we have been engaged from time to time to provide branding consulting services for third party cannabis products by outside parties, such as the rock band 311.

In addition to the standard cannabis flower, we offer pre-rolls and small bud batches (known as popcorn). Qualcan also services the lower end of the market and protects the prestige of our primary brand by white labeling lower testing flower and the smaller buds that would be more difficult to sell. Every month the cultivation team produces approximately 600 pounds of cannabis. With every harvest, a certain amount of trim, waste, stems and other useable waste is created. This product can be used to either create a supplemental stream of revenue by wholesaling for production, or it can be used as input material for oil at our own production facility, lowering our costs. Expansion efforts for the cultivation facility will be dictated by demand created from the addition of our retail dispensary locations. However, based on the growth trends of our external wholesale channel, expansion efforts are expected to take place following the initial phase of retail expansion.

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Qualcan Production

Our Qualcan Production brands offer a diverse line of edibles and concentrates, with research and product development underway for new products that will appeal to the average consumer. Qualcan’s edibles offerings are considered a favorite within the industry and include gummies, brownie bites, cookies, carmels, peanut brittle and chocolate chip bars. In terms of concentrates, Qualcan is known for providing vape pens bearing exceptional functionality offered in various popular strains with a unique blend of terpene and flavor profiles. Qualcan concentrates and oils can be purchased in either a disposable format or as a cartridge conveniently compatible with most standard vape pen batteries. With the standard Qualcan brand currently serving the middle market, our new brand “Lush” is scheduled to hit shelves with the launch of our retail channel and will offer consumers high-end cannabis vape products. Lush is anticipated to become a line of various strains, flavors and hardware types, all designed to provide a smooth and luxurious experience.

Edibles Success in Nevada

To date, the success of our production facility can be largely attributed to the quality of our edible line. The Las Vegas market lacks a significant offering of homogeneously dosed edibles, which has created supply issues for consumers that commonly micro-dose and medicate with edible products. When micro-dosing or using cannabis edibles for medicinal purposes, it is extremely important that the product has been precisely dosed with an even distribution of THC and CBD throughout. We believe that Qualcan is best known for its medically precise homogenization of each edible. In addition to dosing consistency, we are also known for using unique recipes developed by our team of master chefs which are designed to tastefully mask any residual bitterness or cannabis aftertaste. Qualcan has acquired experience from the local restaurant industry (another industry known for its high quality in Las Vegas), and built a team of chefs and cannabis experts capable of producing the high quality edibles.

Our Proposed Expansion of a Retail Channel and Dispensaries

We have recently entered into agreements to acquire two dispensaries in Las Vegas and Reno, Nevada, together with medical and recreational licenses. Upon our appraisal of these facilities, it was determined that further optimization would provide substantial return on investment. These licenses will serve as the vehicle necessary for bringing the Qualcan brand to market and will function as the foundation on which our future operations will be based.

Asset Acquisitions of Two Dispensaries

In May 2019, through Picksy LLC, our wholly-owned subsidiary, we entered into an Asset Purchase Agreement with Medifarm LLC to acquire 100% of the assets of Medifarm’s cannabis dispensary located at 1130 East Desert Inn Road, Las Vegas, Nevada, including its recreational and medical retail dispensary licenses issued by the State of Nevada. The purchase price to be paid for such assets is $10.0 million. The payments will consist of $7.2 million in cash payments and $2.8 million in the form of a 12-month promissory note bearing 5% interest and secured by the acquired assets. The East Desert Inn dispensary is located off the Las Vegas Strip near the Las Vegas Convention Center and Decatur Boulevard. The 5,220 square foot facility was initially opened by Medifarm in October 2016 to sell premium medical cannabis, flowers, shatters, waxes and oils, among other high-quality cannabis products, from a range of reputable providers of superior grade medical cannabis. With the legalization of recreational cannabis in Nevada, the dispensary expanded into both medical and recreational retail adult sales. Based on information provided by Medifarm to us, for the year ended December 31, 2018, its revenues and net loss from product sales were approximately $3.17 million and $556,300, respectively, from the Las Vegas dispensary.

In August 2019, through Picksy Reno, LLC, another wholly-owned subsidiary of our company, we entered into an Asset Purchase Agreement with Medifarm I LLC to acquire 100% of the assets of Medifarm I’s cannabis dispensary located at 1085 S. Virginia Street, Reno, Nevada, including its recreational and medical retail dispensary licenses issued by the State of Nevada. The purchase price to be paid for such assets is $13.5 million. The payments will consist of $9.3 million in cash and $4.2 million in a 12-month promissory note bearing 5% interest. The Reno dispensary has been operational since January 2017 and provides cannabis products to the local medical and recreational adult-use markets. Based on information provided by Medifarm I to us, for the year ended December 31, 2018, its revenues and net income from product sales were approximately $7.90 million and $321,500, respectively, from the Reno dispensary.

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The closing of each transaction is subject to various closing conditions including receipt of all necessary state, county and city licensing transfer approvals. As we already hold medical and recreational licenses for cultivation and production, we do not anticipate any significant delays in obtaining such approvals. We anticipate using a significant portion of the net proceeds from this offering to satisfy the purchase obligations set forth in the respective Asset Purchase Agreements. These acquisitions would further our long-term business plan of creating a vertically-integrated company capable of cultivation, production and retail sales of cannabis products.

Planned Convention Center Drive Dispensary

We are in the planning stages of building beginning in 2021 and opening in 2022 our flagship retail “mega-dispensary” across the street from the Las Vegas Convention Center. It is estimated that 42 million visitors pass through the Convention Center each year. This planned 70,000 square feet retail project would encompass a two-story dispensary and a multi-level, state-of-the-art parking structure. The facility would include an advanced logistics system that fully utilizes the multi-level floor plan for process isolation and is intended to accommodate the safety of both consumers and dispensary staff. The layout of this facility is designed to promote the control of costs through the minimization of human capital necessary to effectively run each department and use the created bonus headroom to provide consumers with a unique shopping experience and entertainment. This facility would utilize the multi-level design to completely isolate the inventory/cash vault from the day-to-day dispensary operations. This is to ensure that the consumer-facing experience is optimized so that product display, customer interaction, pop-up events and education are the focus. The amount of available surplus square footage also would create an opportunity for hosting a consumption lounge should this become a possibility in the future. This large retail space is designed to provide us the ability to facilitate events, classes and entertainment, giving customers an additional reason to return to the store. While the details for this facility and location were submitted for state approval as part of our 2018 retail license application, the location is still conditioned on state and local licensing approvals.

The Nevada Cannabis Industry

The Nevada cannabis industry is known for its comprehensive and exacting system of regulatory compliance and high standards of excellence for the governance of cannabis license holders. Currently, the acting regulatory authority is held by the Nevada Department of Taxation, or DoT. The DoT establishes and maintains strict enforcement of legal cannabis-related activities through the issuance of various regulations, known as the Adopted Regulation of the Department of Taxation, LCB File No. R092-17. These regulations provide an industry specific elaboration of the local NRS and NAC codes regarding the operation of a licensed cannabis organization. These regulations ensure that license holders operate their facilities with the highest degree of moral and ethical integrity, safety and effectiveness. The DoT is known for being highly active in their roles through the execution of frequent on-site inspections and their efforts in being available to industry workers as a resource of information and guidance. The Nevada cannabis industry may be heavily regulated; however, these high expectations have set an example for other new and developing markets in terms of best practices and product quality.

High expectations for product integrity and quality and a complicated regulatory environment can create significant barriers to entry for new companies to the market. The Nevada cannabis industry requires seasoned compliance professionals who are accustomed to fast-paced regulatory changes. This creates potential risk for companies with inadequate attention to compliance administration and can easily become the catalyst to failure. Qualcan considers compliance a priority and has committed to the careful management of all related duties. The ability of our compliance team can be considered a competitive advantage by the positive effects it has on operations, organizational image and perception, and the quality of our cannabis and cannabis products.

Pricing of cannabis and cannabis products with the current market conditions has seen a consistent downtrend during the last three determinations of wholesale FMV by the DoT, having gone from $2,799 per pound to $2,303 per pound, down to $2,300 per pound within the last year. Analysts have determined that the initial trend downward and minimal change since then is likely correlated with the moratorium placed on the issuance of new licensing following the December 2018 awards, and a slowing of growth in the wholesale sector. It is expected that wholesale prices will see a healthy uptrend with the resolution and issuance of new retail dispensary licenses as available inventory decreases substantially.

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Competition

A challenge to consider, as the number of active retail licenses nears 70, is the density of competition and the effect it can have on the success of a new dispensary operation. The Nevada market is known as home to many organizations that control multiple retail dispensary licenses which can be an obstacle when considering their increased purchasing power, lower retail prices to consumers, vast brand recognition and, in some cases, favorable treatment by governing entities.

Protection of Proprietary Information

We regard our various processes, techniques and other intellectual property associated with the cultivation and production of cannabis and cannabis-related products as proprietary and rely primarily on a combination of trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements, and other intellectual property protection methods to safeguard these business assets. We also rely upon our efforts to design and produce new cannabis products, and upon improvements to existing cannabis products, to maintain a competitive position in the market.

We have not applied for patents or copyrights on any of our intellectual property. We have submitted trademark applications for the names and logos of our company and subsidiaries, and for the names of certain of our products. These trademark applications are currently pending approval.

Applicable Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we plan to develop. In the United States, the cultivation, manufacturing, distribution, sale and use of cannabis is subject to regulation at the state and local level, while the current policy and regulations of the federal government and its agencies, including the Drug Enforcement Administration (the “DEA”) and the Food and Drug Administration (the “FDA”), make cannabis illegal under federal law.

In Nevada, the Adopted Regulation of the Department of Taxation provides the general framework for the regulation of commercial medical and recreational cannabis. Nevada’s state cannabis licensing authority is the Department of Taxation. Currently, we hold and are in the process of obtaining additional cannabis licenses in Nevada that allow us to cultivate, manufacture, process, distribute wholesale, sell, and deliver cannabis products to medical and recreational cannabis users. See “Our Operations and Strategic Plan” for a description of licenses we have obtained or are in the process of obtaining.

Our Nevada licenses must be renewed every year. Each year, licensees are required to submit a renewal application per state cannabis regulatory guidelines. Provided renewal applications are submitted in a timely manner, we can expect the renewals to be granted in the ordinary course of business.

Following is an overview of laws and regulations in the United States which pertain to our company and planned operations.

Regulation of Cannabis in the United States

Unlike Canada, which has federal legislation uniformly governing the cultivation, distribution, sale and possession of medical cannabis under the Access to Cannabis for Medical Purposes Regulations (Canada) and the regulation of recreational cannabis under the Cannabis Act (Canada), investors are cautioned that in the United States, cannabis is largely regulated at the state level and remains illegal under United States federal law. To date, a total of 33 states, and the District of Columbia, have legalized cannabis in some form. The recreational use of cannabis has been legalized in the District of Columbia and 10 states, including Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington.

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Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the CSA in the United States and, as such, remains illegal under United States federal law. Accordingly, the Company’s business activities, while believed to be compliant with applicable state and local laws, are currently illegal under United States federal law. Unless and until the United States Congress amends the CSA with respect to cannabis, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of congressional activity, judicial holdings, and stated federal policy remains uncertain. Since federal law criminalizing the use of cannabis may preempt state laws legalizing its use, strict enforcement of federal law regarding cannabis would harm our business, prospects, results of operation, and financial condition. There is no guarantee that the Trump administration or future administrations will maintain the low-priority enforcement of federal laws in the cannabis industry that was adopted by the Obama administration. Any change in the federal government’s policy on enforcement of the CSA implementing stricter enforcement could have a material adverse effect on our business, financial condition and results of operations and cause significant financial damage to our business and our stockholders.

Violations of any United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements, arising from either civil or criminal proceedings brought by either the United States federal government or private citizens, including, but not limited to, property or product seizures, disgorgement of profits, cessation of business activities or divestiture. Such fines, penalties, administrative sanctions, convictions or settlements could have a material adverse effect on us, including, but not limited to, our reputation, our ability to conduct business, our ability to obtain and/or maintain cannabis licenses, whether directly or indirectly, in the United States, the listing of our securities on various stock exchanges, our financial position, operating results, profitability or liquidity, and the eventual market price of our shares.

State and local cannabis laws and regulations in the United States are complex, broad in scope, and subject to evolving interpretations and changes. Compliance with such laws and regulations could require us to incur substantial costs or alter certain aspects of our business. A compliance program is essential to manage regulatory risk. All operating policies and procedures implemented in the operation will be compliance-based and derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding our efforts, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming, and no assurance can be given that we will receive the requisite licenses to operate our planned businesses.

Violations of applicable state and local cannabis laws and regulations, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. Additional regulations may be enacted in the future that will be directly applicable to certain aspects of our cultivation, production and dispensary businesses, and our ability to sell cannabis. We cannot predict the nature of any future laws, regulations, interpretations or applications, especially in the United States, nor can it be determined what effect additional governmental regulations or administrative policies and procedures, if and when promulgated, could have on our business.

We will be required to obtain and maintain certain licenses and approvals in the jurisdictions where our operations are based and where our products are sold. There can be no assurance that we will be able to obtain or maintain the necessary licenses or approvals to operate our planned medical and recreational cannabis businesses. Failure to comply with or to obtain the necessary licenses and approvals, or any material delay in obtaining these items, is likely to delay and/or inhibit our ability to conduct our business.

While our management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available, or that any new markets for cannabis will emerge. Our business plan is based on the premise that cannabis legalization will continue to expand, that consumer demand for cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for cannabis for medical and recreational use will grow as legalization expands. If cannabis legalization is scaled back or reversed at the state level, or if the United States federal government increases regulation and prosecution of cannabis-related activities, it could have a material adverse effect on our business, financial condition and results of operations.

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FDA Approval Process for Pharmaceutical Drugs in the United States

Because cannabis is federally illegal to produce and sell in the United States, and because it currently has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the DEA; however, the FDA has enforced the FDCA (as defined below) with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role with respect to cannabis and cannabis products. In the event that cannabis or any other cannabis products that we develop becomes subject to FDA regulation, our future products may become subject to FDA approval processes for drugs marketed in the United States.

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act of 1938 (the “FDCA”) and implementing regulations. Drugs are also subject to other federal, state and local statutes and regulations. Biological products are subject to regulation by the FDA under the FDCA, the Public Health Service Act (the “PHSA”), and related regulations, and other federal, state and local statutes and regulations. Biological products include, among other things, viruses, therapeutic serums, vaccines and most protein products. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on our business, financial condition and results of operations.

The process required by the FDA before a drug or biological product may be marketed in the United States generally involves the following:

●	Completion of preclinical laboratory tests, animal studies and formulation studies according to Good Laboratory Practices or other applicable regulations;
●	Submission to the FDA of an Investigational New Drug Application (and “IND”), which must become effective before human clinical trials may begin;
●	Performance of adequate and well-controlled human clinical trials according to the FDA’s current good clinical practices (“GCPs”) to establish the safety and efficacy of the proposed drug or biologic for its intended use;
●	Submission to the FDA of a New Drug Application (an “NDA”) for a new drug product, or a Biologics License Application (a “BLA”) for a new biological product;
●	Satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the drug or biologic is to be produced to assess compliance with the FDA’s current good manufacturing practice standards, or cGMP, to assure that the facilities, methods and controls are adequate to preserve the drug’s or biologic’s identity, strength, quality and purity;
●	Potential FDA audit of the nonclinical and clinical investigation sites that generated the data in support of the NDA or BLA; and
●	FDA review and approval of the NDA or BLA.

The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations require the expenditure of substantial resources. There can be no certainty that approvals will be granted. If a product receives regulatory approval, the approval may be limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling.

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Any drug or biological products that receive FDA approval are subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences with the product, providing the FDA with updated safety and efficacy information on an annual basis or as required more frequently for specific events, product sampling and distribution requirements, complying with certain electronic records and signature requirements and complying with FDA promotion and advertising requirements, which include, among others, standards for direct-to-consumer advertising, prohibitions against promoting drugs and biologics for uses or in patient populations that are not described in the drug’s or biologic’s approved labeling (known as “off-label use”), rules for conducting industry-sponsored scientific and educational activities, and promotional activities involving the internet. Failure to comply with FDA requirements can have negative consequences, including the immediate discontinuation of noncomplying materials, adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties. The FDA also may require post-marketing testing, known as Phase 4 testing, risk minimization action plans and surveillance to monitor the effects of an approved product or place conditions on an approval that could otherwise restrict the distribution or use of the product.

Environmental, Health and Safety Laws

We are subject to environmental, health and safety laws and regulations in each jurisdiction in which we operate. Such regulations govern, among other things, emissions of pollutants into the air, wastewater discharges, waste disposal, the investigation and remediation of soil and groundwater contamination, and the health and safety of our employees. We may be required to obtain environmental permits from governmental authorities for certain of its current or proposed operations. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators. As with other companies engaged in similar activities or that own or operate real property, we face inherent risks of environmental liability at our current and historical production sites. Certain environmental laws impose strict and, in certain circumstances, joint and several liability on current or previous owners or operators of real property for the cost of the investigation, removal or remediation of hazardous substances as well as liability for related damages to natural resources. The costs of complying with current and future environmental and health and safety laws, and any liabilities arising from past or future releases of, or exposure to, regulated materials, may have a material adverse effect on our business, financial condition and results of operations.

Employees

As of October 2, 2019, we employed approximately 80 individuals, of which 70 were full-time employees. As of that date, none of our employees were governed by collective bargaining agreements or were members of a union. We consider our relations with our employees to be very good.

All employees of a cannabis business in Nevada must apply for and receive a registered agent card. The agent card is issued by the State of Nevada, and a background check must be completed as part of the application process.

Advisory Board

We intend to establish an Advisory Board comprised of investment professionals, scientific researchers and former politicians with experience in the cannabis industry. The Advisory Board is expected to meet periodically with our Board of Directors and management to discuss matters relating to trends in the cannabis market, efficacy surrounding medical applications of cannabis and our strategic direction. Members of the Advisory board will be reimbursed by us for out-of-pocket expenses incurred in serving on the Advisory Board. We do not expect any Advisory Board members will have a conflict of interest between their obligation to us and their obligations to other companies or organizations.

Facilities

We manage our business operations from our principal executive offices, which are housed at the same location as our 24,000 square foot cultivation and production facility, at 4145 Wagon Trail Avenue, Las Vegas, Nevada 89118. The lease for our cultivation and production facility/office extends through 2029, under which we currently pay $28,000 per month. We lease our executive office and cultivation and production facility from Green Wagon, LLC, a subsidiary of Green Wagon Holdings, LLC, an entity owned by Lorenzo Baracco, our Chairman and Chief Executive Officer, Daniel V. Perla, a director, and Alexander Scharf, a director.

We expect total rent expense to be approximately $336,000 under our cultivation and production facility/office lease for 2019.

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We believe our present office space and production facility are adequate for our current operations. We have recently entered into agreements to purchase two cannabis dispensaries in Las Vegas and Reno, Nevada, together with their recreational and medical retail dispensary licenses issued by the State of Nevada, as described in the section “Our Business – Our Proposed Expansion of a Retail Channel and Dispensaries.” If and when those acquisitions are completed, we plan to assume the leases for the two dispensaries.

Legal Proceedings

On or about September 5, 2019, our subsidiary Qualcan, LLC filed an action against the Nevada Department of Taxation (“DOT”) in the Eighth Judicial District Court, Clark County, Nevada concerning the DOT’s denial of our application for five licenses to own and operate recreational marijuana retail stores in Clark County (Henderson), Clark County (Las Vegas), Clark County (North Las Vegas), Clark County (unincorporated), and Washoe County (Reno). We are seeking a judgment to, among other things, (i) find that the DOT improperly denied our applications, (ii) compel the DOT to revoke the conditional licenses previously issued in those jurisdictions to several other companies with whom we compete, and (iii) direct the DOT to issue Qualcan, LLC five conditional licenses for the operation of recreational marijuana establishments in those jurisdictions. We believe that our arguments in this action have merit and we intend to prosecute this action vigorously.

Other than as set forth above, we are not a party to any pending legal proceeding nor is our property the subject of a pending legal proceeding that is not in the ordinary course of business or otherwise material to the financial condition of our business.

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MANAGEMENT

Set forth below is information regarding our executive officers, directors and key employees as of the date of this offering circular.

Name	Age	Position
Lorenzo Barracco		Chairman of the Board and Chief Executive Officer
Heather Cranny		President, Treasurer, Secretary and Director Nominee
Joanna DeFilippis		Chief Operating Officer and Director Nominee
Michael Cristalli		Director
Daniel V. Perla		Director
Sigmund (Sig) Aronson Rogich		Director
Alexander Scharf		Director
Ori Tal		Director Nominee

Following the closing of the Share Exchange, our existing management will assume their same positions with Qualcan Canada. Qualcan’s Board of Directors is expected to be comprised of four of our current directors and one director nominated by Qualcan Canada’s pre-Share Exchange shareholders.

The principal occupations for the past five years of each of our executive officers, directors and key employees are as follows:

Executive Officers and Directors

Lorenzo Barracco, our Chairman of the Board and Chief Executive Officer, co-founded our company in June 2014. Mr. Barracco is a businessman, real estate developer and entrepreneur with a strong legal and financial background. Mr. Barracco secured a position on Wall Street as special counsel Lawrence Auriana, co-founder of the Kaufman fund and one of the most respected fund managers in the United States, in 2001. He served as a full-time personal consultant for Mr. Auriana from October 2001 to December 2006, and then moved to Las Vegas and Macau in January 2007 to develop his concept for Dal Toro Ristorante, Car Gallery & Event Center, inside the Palazzo Hotel and Casino and Le Grand Club in the Galaxy Star World Casino Macau. Since 2005, Mr. Barracco has been the majority holder of Barracco Realty/Barbizon 30L LLC, a real estate company with assets in New York, Miami and Las Vegas, and owner of Stella Marina, a company that charters luxury yachts in the Bahamas. Mr. Barracco earned an L.L.M. degree from Northwestern University and is a member of the New York Bar.

As the Chairman, Chief Executive Officer and one of our largest stockholders (through an entity controlled by him), Mr. Barracco leads the Board and guides our company. Mr. Barracco’s history of developing projects in quickly-evolving markets is of significant value to our company’s growing operations. His service as Chairman and Chief Executive Officer creates a critical link between management and the Board.

Heather Cranny, our President, Treasurer and Secretary, joined our company in 2014. Ms. Cranny will resign as President, Treasurer and Secretary and be named Chief Financial Officer and become a member of our Board of Directors upon the completion of this offering. In 2007, Ms. Cranny joined Dal Toro Ristorante, Car Gallery & Event Center, inside the Palazzo Hotel and Casino, as Director of Finance, where she soon became the Chief Financial Officer, overseeing multiple properties within the restaurant group, throughout the United States and the Caribbean. Ms. Cranny is currently the Chief Financial Officer for Dal Toro Holdings, LLC, a real estate company with properties in New York, Miami and Las Vegas. In 2014, Ms. Cranny’s expertise was instrumental in the application and approval process for both the cultivation and production licenses Qualcan holds today. Ms. Cranny received a B.A. in business from the University of Nevada Las Vegas.

Ms. Cranny has been with the company since its formation and has significant experience in the cannabis industry, making her well qualified to become a member of the Board upon completion of this offering.

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Michael Cristalli, a member of our Board of Directors, co-founded our company in June 2014. Mr. Cristalli will be named President of our company upon completion of this offering. Mr. Cristalli, who is a founding partner of the Las Vegas law firm Gentile Cristalli Miller Armeni Savarese in March 2015, is an accomplished trial attorney and has successfully litigated some of the most high-profile cases in the State of Nevada. He has represented clients nationwide and internationally and is regarded as one of the premier litigators in Nevada. His practice currently focuses on cannabis law which includes a constitutional challenge to Nevada’s 2018 retail marijuana application process and conditional licensing. From 2007 to 2009, Mr. Cristalli created and starred in a documentary called The Defenders, which highlighted his practice. The documentary was developed into a CBS network drama also titled The Defenders. From 2009 to 2011, Mr. Cristalli served as an executive consultant on the show and consulted extensively on scripts in collaboration with the writers. Mr. Cristalli has been a legal analyst for MSNBC, has been interviewed on Larry King Live, Greta Van Susteren and Good Morning America, as well as Fox and Friends in the Morning. His cases have been featured on Dateline NBC, CBS 48 Hours, Lifetime and Snapped. Mr. Cristalli currently serves as honorary consul to the Republic of Italy for the State of Nevada. Mr. Cristalli obtained a B.S. degree from the University of Rochester and a J.D. from Syracuse University College of Law.

Mr. Cristalli is well qualified to serve as a director of our company due to his substantial knowledge and years of working experience with Nevada’s cannabis laws and regulations and he has been instrumental in our obtaining licenses for medical and recreational cannabis.

Joanna DeFilippis, our Chief Operating Officer, joined our company in July 2019. Ms. DeFilippis has agreed to become a member of our Board of Directors upon the completion of this offering. In 2004, Ms. DeFilippis was part of the opening Food and Beverage team at Wynn Las Vegas, which led her in 2006 to becoming the General Manager at Dal Toro Ristorante, Car Gallery & Event Center, inside the Palazzo Hotel and Casino. From 2014 to 2019, Ms. DeFilippis was the Director of Restaurant Operations at the House of Blues Restaurant and Bar inside Mandalay Bay Hotel and Casino. Ms. DeFilippis earned a B.A. in hospitality management from University of Nevada Las Vegas.

Ms. DeFilippis has in-depth knowledge of our product selection methodologies, making her well qualified to become a member of the Board upon completion of this offering.

Daniel V. Perla became a member of our Board of Directors in July 2017. Mr. Perla is a certified public accountant and, since 1990, has owned and operated his own accounting practice. Since 1982, Mr. Perla has been a real estate executive. His company, Northern Pamdam, LLC, has built several buildings in New York, New York, including a 100-family dwelling on East 23rd Street, two buildings in SoHo, a new building on East 75th Street, renovated and expanded two buildings on East 34th Street and a medical building on East 71st Street whose prime tenant is Cornell Medical School. In 2006, Mr. Perla expanded Northern Pamdam’s operations into Las Vegas. Mr. Perla also held one of the first mortgage banking licenses in New York State and continues to be a principal business loan and mortgage lender in New York and Las Vegas, through his company, Daniel Perla Associates, L.P. Mr. Perla served in U.S. Naval Air Reserve where he earned the rank of Airline Captain. Mr. Perla earned a B.S. degree in accounting from Brooklyn College and a M.A. degree in finance from Pace University.

Mr. Perla demonstrates extensive knowledge of financial, accounting and operational issues highly relevant to our company’s business. He also brings transactional expertise in real estate development and acquisitions.

Sigmund (Sig) Aronson Rogich became a member of our Board of Directors in July 2017. He is the former U.S. Ambassador to his native country of Iceland (from 1992 to 1993) and is currently the President of The Rogich Communications Group, a business facilitator, public relations and crisis management firm (which he founded in 1995). Mr. Rogich is widely known for his efforts as the senior media consultant to Republican candidates for office, including Presidents Ronald Reagan and George H.W. Bush, and senior campaign consultant for several former Nevada governors. For the past 40 years, Mr. Rogich has served as an advisor to presidents and leaders in numerous levels of government and industry in Nevada and throughout the United States. As a life-long advocate of public education, Mr. Rogich’s company, R&R Partners, the largest advertising agency in Nevada that he founded in 1973, worked pro bono for successful passage of every school bond initiative to help build new schools and facilities in Clark County, Nevada. He has served as a Regent for the Nevada System of Higher Education and was named an Emeritus Trustee for the University of Nevada at Reno. Mr. Rogich also assisted in the early stages of establishing the William S. Boyd School of Law at the University of Nevada at Reno, the School of Medicine at the University of Nevada at Reno and the Nathan Adelson Hospice. In 2011, he was honored with the Education Hero Award from the Public Education Foundation, an organization that optimizes community and global resources to support and augment public education in Clark County.

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Mr. Rogich has in-depth knowledge in the areas of media and advertising, and government relations in particular, making his input invaluable to the Board’s discussions of the company’s branding and public perception.

Alexander Scharf became a member of our Board of Directors in November 2017. Mr. Scharf is an investor and real estate professional. Since 1997, Mr. Scharf has owned a chain of Esplanade Senior Residences in New York, New York and in upstate New York. Mr. Scharf has invested, built and managed over 3,000 residential units that have sold or converted into condominium ownership, and one of his most noteworthy endeavors was the gut renovation of the landmark Staten Island Hotel into Staten Island’s finest Independent Senior Living Residence. He has built a strong network of partners and investors and launched a fund to invest in NNN (net-net-net leased properties nationwide) and is the owner and operator of many properties throughout the United States, two affordable extended stay hotels in New York, New York, and the Westminster, a luxury triple-A rated four diamond hotel in Livingston, New Jersey. Mr. Scharf earned a B.A. degree in Business from Baruch College, City University of New York.

Mr. Scharf’s extensive experience in leading and managing an expanding multi-location and highly regulated operation makes him well qualified as a member of the Board.

Ori Tal has agreed to become a member of our Board of Directors upon the completion of this offering. As founder and President of ESO Equity Group LLC, a real estate ownership and financing business he started in 2006, Mr. Tal oversees the operational aspects of the business as well as identifying potential projects and investment opportunities. With a portfolio that includes 1,600 apartments, several hundred thousand square feet of office and retail space, and other commercial properties including land and marinas, Mr. Tal has significant experience in all aspects of real estate. Mr. Tal served as an officer in the Israeli Defense Forces. He earned dual degrees in business and economics from the University of Haifa, Israel.

Mr. Tal’s entrepreneurial business activities, including capital-raising, make him well qualified to become a member of the Board upon completion of this offering.

Board of Directors and Corporate Governance

Our board of directors is currently set at five directors. Upon the closing of this offering, our board of directors will be expanded to eight directors. All directors will hold office until the next annual meeting of our stockholders following their election, and until their successors have been elected and qualified. Executive officers serve at the discretion of our board of directors. There are no family relationships among any of our executive officers, directors or key employees.

When considering whether directors have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on the information discussed in each of the directors’ individual biographies as set forth above. With regard to Lorenzo Barracco, Michael Cristalli, Heather Cranny and Joanna DeFilippis, the board considered his or her leadership of our company and in-depth knowledge of the cannabis industry.

The board of directors periodically reviews relationships that directors have with our company to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from us, are not an affiliated person of our company or our subsidiaries (e.g., an officer or a greater than 10% stockholder) and are independent within the meaning of applicable United States laws, regulations and the Nasdaq Capital Market listing rules. In this latter regard, the board of directors uses the Nasdaq Marketplace Rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of our directors are independent, solely in order to comply with applicable SEC disclosure rules.

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The board of directors has determined that, as of this date, only Mr. Rogich is independent within the meaning of the Nasdaq Marketplace Rule cited above. In the cases of Lorenzo Barracco, Daniel V. Perla and Alexander Scharf, his position as an executive officer of our company and/or level of beneficial ownership of our outstanding common stock, preclude him from being considered independent within the meaning of the Nasdaq Listing Rule. Upon completion of this offering, Ori Tal will also be considered an independent director.

Board Committees

Upon the closing of this offering, our board of directors intends to establish an audit committee, compensation committee, and nomination and corporate governance committee.

Our audit committee, compensation committee, and nomination and corporate governance committee would each comply with the listing requirements of the Nasdaq Marketplace Rules. At least one member of the audit committee will be an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and each member will be “independent” as that term is defined in Rule 5605(a) of the Nasdaq Marketplace Rules.

Code of Ethics

We have adopted a written code of ethics that applies to all of our directors, officers and employees in accordance with the rules of the Nasdaq Capital Market and the SEC. Prior to the closing of this offering, we will post a copy of our code of ethics, and intend to post amendments to this code, or any waivers of its requirements, on our corporate website.

Conflicts of Interest

We comply with applicable state law with respect to transactions (including business opportunities) involving potential conflicts. Applicable state corporate law requires that all transactions involving our company and any director or executive officer (or other entities with which they are affiliated) are subject to full disclosure and approval of the majority of the disinterested independent members of our board of directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us. More particularly, our policy is to have any related party transactions (i.e., transactions involving a director, an officer or an affiliate of our company) be approved solely by a majority of the disinterested independent directors serving on the board of directors. Upon the closing of this offering, we will have five independent directors serving on the board of directors, and intend to maintain a board of directors consisting of a majority of independent directors.

Indemnification of Directors and Executive Officers

Nevada Revised Statutes provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. Below is a summary of the circumstances in which such indemnification is provided.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interests; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the board of directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he or she was a party, he or she is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

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Indemnification in connection with a proceeding by us or in our right in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interests and must not have been adjudged liable to us, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on our behalf in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Nevada corporate law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he or she is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our articles of incorporation, bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants us the power to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him or her in such capacity arising out of his or her status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

At present, we do not maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act; however, we are in the process of obtaining such insurance.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of our company during the years ended December 31, 2018 and 2017; and (ii) each other individual that served as an executive officer of our company at the conclusion of the years ended December 31, 2018 and 2017 and who received more than $100,000 in the form of salary and bonus during such year. For purposes of this document, these individuals are the “named executive officers” of the company.

Name and Position	Years	Salary	Total
Lorenzo Barracco,	2018	$-	-
Chairman and Chief Executive Officer	2017	$-	-

Heather Cranny,	2018	$75,000	$75,000
President, Treasurer, and Secretary	2017	$75,000	$75,000

Joanna DeFilippis,	2018	$-	-
Chief Operating Officer	2017	$-	-

Employment and Consulting Agreements

Currently, we have no employment or consulting agreements with any of our executive officers or key employees and consultants. It is expected that certain senior executive officers, including Lorenzo Barracco, will enter into employment agreements with our company upon the closing of the Share Exchange transaction.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2018, we had no outstanding stock options or similar awards for our named executive officers.

Incentive Compensation Plan

Our board of directors and stockholders reserved 20,000,000 shares of our common stock for issuance as incentive compensation. As of October 2, 2019, we have granted stock options to purchase 13,000,000 shares of common stock to our executives and other employees.

In connection with the Share Exchange, it is contemplated that Qualcan Canada will adopt a stock option plan pursuant to which common shares equal to 10% of the aggregate number of outstanding common shares will be reserved for issuance upon the exercise of stock options. Of such stock options, 4,000,000 options will be granted at an exercise price of C$0.30 ($0.23) per share and the remaining options will be granted at an exercise price of C$0.80 ($0.60) per share. Subject to applicable CSE rules, upon completion of the Canadian Public Offering, 20% of each such options will be granted and directed by Skanderbeg Capital Advisors and the remaining options will be granted pursuant to appropriate consent of the Qualcan Canada Board of Directors. Existing Mystic stock options will be replaced in the Share Exchange with substantially identical stock options to purchase common shares of Qualcan Canada.

Director Compensation

No cash or non-cash compensation was awarded to or earned by any individual who served as a member of our board of directors during the year ended December 31, 2018.

We do not currently compensate our directors. Following the closing of this offering, we intend to compensate each non-management director through annual stock option grants and by paying a cash fee for each board of directors and committee meeting attended. Our board of directors will review director compensation annually and adjust it according to then current market conditions and good business practices.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than described below, there have been no transactions during the last two years, or proposed transactions, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

Affiliates Loans to the Company

As of June 30, 2019 and December 31, 2018, we had the following balances due to related parties:

	June 30, 2019	December 31, 2018

Convenient Labor, LLC	$12,140	430,449
Dal Toro Holdings II, LLC	201,176	188,788
Employees4Hire, LLC	703,903	199,916
Green Wagon Holdings, LLC	67,394	13,802
Ketores Holdings, LLC	1,620,000	1,500,000
Panorama Crest, LLC	149,450	149,450
Related individual	415,050	415,050
Total	$3,169,113	$2,896,735

Convenient Labor, LLC and Employees4Hire, LLC are used to lease employees to the company. Convernient Labor, LLC is controlled by Lorenzo Baracco and Employees4Hire, LLC is controlled by Heather Cranny, our Chief Financial Officer. The balances due to these related entities are due on demand and bear a nominal rate of interest.

Dal Toro Holdings II, LLC, a company controlled by Lorenzo Barracco, our Chairman and Chief Executive Officer, loaned funds to us in 2017 and 2018. The balances due to this related entity are due on demand and bear a nominal rate of interest.

Green Wagon Holdings, LLC is an entity that shares common ownership with our company, and its two subsidiaries lease building space to us, as described under “Our Business – Facilities.” The balances due to this entity are due on demand and bear a nominal rate of interest.

Ketores Holdings, LLC, a company controlled by Alexander Scharf, a director, loaned funds to us in 2017. The balances due to this related entity are due on demand and bear a nominal rate of interest.

Panorama Crest, LLC, a company controlled by Daniel V. Perla, a director, loaned funds to us in 2017 and 2018. The balances due to this related entity are due on demand and bear a nominal rate of interest.

The related individual is the mother of Lorenzo Baracco. The balances due to this related individual began bearing interest in September 2018 at 10% per annum, with a maturity date of December 31, 2019.

Related Party Transaction Policy and Related Matters

In all cases, we abide by applicable state corporate law when approving all transactions, including transactions involving officers, directors and affiliates. More particularly, following the closing, we will adopt a written policy which will require any related party transactions (i.e., transactions involving a director, an officer or an affiliate of our company) be approved solely by a majority of the disinterested independent directors serving on the board of directors. Upon the closing of this offering, we expect to have three independent directors serving on the board of directors, and intend to maintain a board of directors consisting of a majority of independent directors.

In October 2017, we entered into a consultation agreement with Western Desert Holdings, LLC, a former stockholder. Under the terms of this agreement, we incurred consulting expenses of $180,000 and $210,000 for the years ended December 31, 2018 and 2017, respectively. Future consulting expenses to be incurred in accordance with this agreement are $270,000, $360,000 and $60,000 for the years ending December 31, 2019, 2020 and 2021, respectively.

In connection with the Share Exchange, the existing shareholders of Qualcan Canada immediately before the Share Exchange will have the right to nominate at least one member to the board of directors of Qualcan Canada following the consummation of the Share Exchange. Mystic will be required to appoint a Chief Financial Officer that is a Canadian resident and Qualcan Canada will have the right to find an individual qualified to fulfill the role of Chief Financial Officer. In all cases, the board of directors of the combined company will be subject to the applicable independence requirements imposed by the rules of the CSE and applicable securities laws.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth the number and percentage of our outstanding shares of common stock beneficially owned as of October 2, 2019, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our current directors and director nominees;

●	each of our current executive officers; and

●	all our current directors, director nominees and executive officers as a group.

Shares beneficially owned and percentage ownership before this offering is based on 70,000,000 shares of common stock outstanding as of October 2, 2019. Percentage ownership after this offering is based on (i) 75,000,000 shares of common stock outstanding immediately after the closing of this offering (assuming the minimum number of shares is sold), and (ii) 120,000,000 shares of common stock outstanding immediately after the closing of this offering (assuming the maximum number of shares is sold), and assumes that none of the beneficial owners named below purchases shares in this offering.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record rate, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of our outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, the same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” columns of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such columns may exceed 100%. Unless otherwise indicated, the address of each of the following persons is 4145 Wagon Trail Avenue, Las Vegas, Nevada 89118, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name of Beneficial Owner	Shares Beneficially Owned Prior to Offering	Percentage Beneficially Owned Before Offering	Percentage Beneficially Owned After Offering (Minimum)	Percentage Beneficially Owned After Offering (Maximum)
Lorenzo Barracco(1)	37,669,127	53.81%	50.23%	31.39%
Michael Cristalli(2)	-	-	-	-
Heather Cranny(3)	-	-	-	-
Joanna DeFilippis(4)	-	-	-	-
Daniel V. Perla(5)	17,937,679	25.63%	23.92%	14.95%
Sigmund (Sig) Aronson Rogich(6)	-	-	-	-
Alexander Scharf(7)	14,005,740	20.01%	18.67%	11.67%
Ori Tal	-	-	-	-
All directors and executive officers as a group (5 persons)	69,612,546	99.5%	92.8%	58.0%

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(1)	Represents shares of common stock owned of record by Dal Toro Holdings II, LLC, a company in which Mr. Barracco holds voting and dispositive power over the 37,669,127 shares held by that company. Excludes stock options to purchase 5,200,000 shares of our common stock which are not exercisable until September 30, 2021.

(2)	Excludes stock options to purchase 4,000,000 shares of our common stock which are not initially exercisable until September 30, 2021.

(3)	Excludes stock options to purchase 510,000 shares of our common stock which are not initially exercisable until September 30, 2021.

(4)	Excludes stock options to purchase 310,000 shares of our common stock which are not initially exercisable until September 30, 2021.

(5)	Represents shares of common stock owned of record by Panorama Crest, LLC, a company in which Mr. Perla holds voting and dispositive power over the 17,937,679 shares held by that company.

(6)	Excludes stock options to purchase 1,000,000 shares of our common stock which are not initially exercisable until September 30, 2021.

(7)	Represents shares of common stock owned of record by Ketores Holdings, LLC, a company in which Mr. Scharf holds voting and dispositive power over the 14,005,740 shares held by that company.

The table above does not reflect the impact of the Share Exchange transaction, pursuant to which, following this offering and upon the closing of the Share Exchange, Qualcan Canada will issue its common shares in exchange for those held by our existing stockholders, including investors in this offering, representing approximately 90% of Qualcan Canada’s outstanding shares.

56

DESCRIPTION OF SECURITIES

The following is a description of our capital stock and the material provisions of our articles of incorporation, bylaws and other agreements to which we and our stockholders are parties, in each case upon the initial closing of this offering.

General

Our authorized capital stock consists of 140,000,000 shares of common stock, par value $0.001 per share. As of October 2, 2019, there were 70,000,000 shares of our common stock outstanding and held of record by four stockholders. After giving effect to the closing of this offering, 75,000,000 shares of common stock (if the minimum number of shares is sold) and 120,000,000 shares of common stock (if the maximum number of shares is sold) will be outstanding. Each such outstanding share of our common stock will be validly issued, fully paid and non-assessable.

A description of the material terms and provisions of our articles of incorporation that will be in effect at the closing of our initial public offering and affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary only. Please also see the section “The Share Exchange Transaction” for information concerning the rights of Qualcan Canada shareholders under its governing documents and British Columbia, Canada law.

Common Stock

The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. Except for the election of directors, which are elected by a plurality vote, a majority vote of common stockholders is generally required to take action under our articles of incorporation and bylaws.

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

8% Convertible Debentures

The important terms of the debentures issued in our 2019 Private Placements are set forth below. The debentures are identical for each investor except for the principal amount and issuance and maturity dates.

Conversion. The principal amount under the debentures is convertible into shares of our common stock at any time at the option of the holder; provided, that, if on or or before the maturity date, the Canadian Public Offering is consummated, 100% of the outstanding principal amount of the debentures will be automatically converted into common shares of Qualcan Canada.

The conversion price of the debentures issued in the First 2019 Private Placement is C$0.30 ($0.23) per share and the conversion price of the debentures issued in the Second 2019 Private Placement is C$0.80 ($0.60) per share. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations.

Maturity. The principal amount and accrued interest under the debentures are payable by us upon the earlier to occur of the closing of the Canadian Public Offering or 12 months after the date of issuance.

Interest. The debentures bear interest at an annual cumulative rate of 8.0%, due and payable in cash on the maturity date.

Liquidation. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the debentures will receive, in preference to any distribution of any of our assets to the holders of any of our other debt securities or credit facilities, an amount equal to the unpaid and unconverted principal amount of their debentures and any accrued and unpaid interest on the debentures. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of debentures held by the holders (together with the holders of the debentures issued in the Second Mystic Financing) if the available assets are not sufficient to repay the debentures.

57

Security. The debentures are unsecured, general obligations of our company.

Redemption. The debentures are not be redeemable by us or subject to voluntary prepayment prior to maturity.

Warrants

If Qualcan Canada has not achieved public trading status within 12 months after the issuance date of the debentures, investors in the First 2019 Private Placement and Second 2019 Private Placement will be entitled to receive a warrant to purchase a number of shares of Mystic common stock equal to 25% of the number of shares into which the purchased debentures are convertible at an exercise price of C$0.30 ($0.23) per share and C$0.80 ($0.60) per share, respectively, for two years. If Qualcan Canada achieves public trading status within 12 months after such issuance date, investors will not be entitled to receive any warrants.

Limitations on Directors’ Liability; Indemnification of Directors and Officers

As permitted by Nevada corporate law, our articles of incorporation provide that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

●	the payment of dividends or the redemption or purchase of stock in violation of Nevada corporate law; or

●	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

At present, we do not maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act; however, we are in the process of obtaining such insurance.

Provisions of Our Articles of Incorporation and Bylaws that May Have an Anti-Takeover Effect

Our articles of incorporation do not contain any provisions that may be deemed to have an anti-takeover effect or may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

Several provisions of our bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of our company even if that change in control would be beneficial to our stockholders. Mystic’s bylaws provide (i) for supermajority voting in some circumstances, including mergers and consolidations, and (ii) that the power to determine the number of directors and to fill vacancies be vested solely in the Board, so that the incumbent board, not a raider, would control vacant board positions.

58

Nevada Takeover Statute

In general, the Nevada Revised Statutes prohibit a Nevada corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Nevada Revised Statutes define “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Potential for Anti-Takeover Effects

While certain provisions of Nevada corporate law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board, and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Stock Listing

Prior to this offering, there has been no public market for our common stock. We do not intend to list our shares of common stock on a U.S. registered national securities exchange upon qualification, or to otherwise apply for the shares to be eligible for quotation on an alternative trading system or over the counter market after the final closing of this offering. However, even if we later determine that the public trading markets are appropriate given the structure of our company and our growth and expansion strategies, and the shares of our common stock are listed or quoted, no assurance can be given as to (i) the likelihood that an active market for the common stock will develop, (ii) the liquidity of any such market, (iii) the ability of shareholders to sell the shares of common stock or (iv) the prices that shareholders may obtain for any of the shares.

We do not now, and will not upon consummation of the transactions described in this offering circular, satisfy the listing requirements of the Nasdaq Stock Market or other U.S. registered national securities exchanges. There is no guarantee that the shares of our common stock will be publicly listed or quoted or that a market will develop for them.

Transfer Agent and Registrar

Upon the closing of this offering, the transfer agent and registrar for our shares of common stock will be Odyssey Trust Company, located in Vancouver, British Columbia, Canada.

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DIVIDEND POLICY

To date, we have never paid or declared any cash dividends on our common stock. We currently intend to retain any future earnings to finance the operation and development of our business and we do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on a number of factors, including, but not limited to, our financial condition, results of operations, capital requirements, restrictions contained in future financing instruments, general business conditions, and other factors our board of directors deems relevant.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our common stock and we do not expect one to develop immediately after this offering. Future sales of a substantial number of shares of our common stock, including shares issued upon the exercise of stock options and warrants and the conversion of convertible debentures, in a public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Following this offering, we will have 75,000,000 outstanding shares of our common stock (if the minimum number of shares is sold) and 120,000,000 outstanding shares of our common stock (if the maximum number of shares is sold), based on the number of shares outstanding as of October 2, 2019.

The shares of common stock being sold in this offering will be upon issuance “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least 12 months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this offering circular before selling shares pursuant to Rule 701.

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LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the shares of our common stock being offered by this offering circular as our counsel.

EXPERTS

The consolidated financial statements of Mystic Holdings, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in this offering circular have been so included in reliance on the report of Ellsworth & Stout, LLC, an independent certified public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the offering statement and the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. Upon the initial closing of this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Mystic Holdings, Inc. and Affiliates

F-1

Independent Auditor’s Report

To the Board of Directors and Stockholders

of Mystic Holdings, Inc. and Affiliates

We were engaged to audit the accompanying consolidated financial statements of Mystic Holdings, Inc. and Affiliates, which comprise the balance sheets as of December 31, 2018 and 2017 and the related statements of income, retained earnings, stockholders equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on conducting the audits in accordance with auditing standards generally accepted in the United States of America. Because of the matters described in the Basis for Disclaimer of Opinion paragraph, however, we were not able to obtain sufficient appropriate audit evidence to provide a basis for an audit opinion.

Basis for Disclaimer of Opinion

Because we were not engaged as auditors until after December 31, 2018, we were not present to observe the taking of physical inventories at December 31, 2018 and 2017 (stated at $663,006, $613,793, respectively), and we were unable to satisfy ourselves concerning inventory quantities on hand at those dates by other auditing procedures. Also, we were not present to count the cash on hand at December 31, 2017 (stated at $125,852) and were unable to satisfy ourselves concerning the cash on hand balance by other auditing procedures. Also, were unable to obtain a discussion or evaluation of potential litigation from all of the Company’s outside legal counsel, and we were unable to obtain sufficient appropriate audit evidence by performing alternative procedures.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company operates in an industry, that by its nature, is out of compliance with federal laws and regulations. The Company has also sustained significant net losses and had a working capital deficit for the years ended December 31, 2018 and 2017. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Disclaimer of Opinion

Because of the significance of the matters described in the Basis for Disclaimer of Opinion paragraph, we have not been able to obtain sufficient appropriate audit evidence to provide a basis for an audit opinion. Accordingly, we do not express an opinion on the consolidated financial statements referred to in the first paragraph.

September 5, 2019

Las Vegas, Nevada

F-2

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
Current Assets:
Cash	$16,912	$623,200
Accounts receivable, net	54,419	93,427
Other receivables	3,500	-
Note receivable	91,500	91,500
Inventory	663,006	613,793
Total current assets	829,337	1,421,920

Property and Equipment, net	3,696,319	3,601,094

Other Assets:
Security deposit	50,000	50,000
Total Assets	$4,575,656	$5,073,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$666,538	$206,923
Due to related parties, net	2,896,735	2,082,184
Current maturities of long-term debt	1,000,000	1,000,000
Total Liabilities	4,563,273	3,289,107

Stockholders’ Equity:
Common stock, $1 par value; 10,000 shares authorized, 7,226 shares issued and 4,581 shares outstanding	7,226	7,226
Additional paid-in capital	4,690,599	4,690,599
Less: par value of 2,375 shares of treasury stock	(2,375)	(2,375)
Accumulated deficit	(4,683,067)	(2,911,543)
Total Stockholders’ Equity	12,383	1,783,907
Total Liabilities and Stockholders’ Equity	$4,575,656	$5,073,014

See accompanying notes to the consolidated financial statements.

F-3

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Revenues	$3,779,214	$821,300
Cost of Revenues	3,223,590	620,625
Gross Profit	555,624	200,675

Operating Expenses:
Advertising	87,811	29,178
Auto	21,905	22,992
Bad debt expense	8,569	-
Depreciation	318,888	253,291
Insurance	109,498	30,130
Lab testing	207,929	82,970
Office expense and miscellaneous	46,219	50,192
Professional fees	253,096	434,917
Rent	302,678	394,585
Repairs and maintenance	81,776	79,147
Security	76,234	78,075
Taxes and licenses	546,939	202,915
Travel, meals and entertainment	26,522	14,786
Utilities	240,538	124,496
Total operating expenses	2,328,602	1,797,674

Operating Loss	(1,772,978)	(1,596,999)

Other Income (Expense):
Other income	1,454	29,782
Interest expense	-	(50,866)
Total other income (expense)	1,454	(21,084)

Net Loss	$(1,771,524)	$(1,618,083)

See accompanying notes to the consolidated financial statements.

F-4

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2018 AND 2017

			Additional			Total
	Common	Common	Paid-In	Treasury	Accumulated	Stockholders’
	Shares	Stock	Capital	Stock	Deficit	Equity

Balance, December 31, 2016	5,000	$5,000	$2,900,689	$-	$(1,293,460)	$1,612,229
Net loss	-	-	-	-	(1,618,083)	(1,618,083)
Purchase of treasury stock	-	-	-	(2,375)	-	(2,375)
Issuance of common stock	2,226	2,226	-	-	-	2,226
Capital contributions	-	-	1,789,910	-	-	1,789,910
Balance, December 31, 2017	7,226	7,226	4,690,599	(2,375)	(2,911,543)	1,783,907
Net loss	-	-	-	-	(1,771,524)	(1,771,524)
Balance, December 31, 2018	7,226	$7,226	$4,690,599	$(2,375)	$(4,683,067)	$12,383

See accompanying notes to the consolidated financial statements.

F-5

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash Flows From Operating Activities:
Net loss	$(1,771,524)	$(1,618,083)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	318,888	253,291
Bad debt expense	8,569	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	30,439	(93,427)
Other receivables	(3,500)	-
Inventory	(49,213)	(575,009)
Increase (decrease) in:
Accounts payable	459,615	179,113
Due to related parties	814,551	1,053,656

Net cash used in operating activities	(192,175)	(800,459)

Cash Flows From Investing Activities:
Purchase of property and equipment	(414,113)	(704,546)

Net cash used in investing activities	(414,113)	(704,546)

Cash Flows From Financing Activities:
Principal payments on debt borrowings	-	(100,000)
Proceeds from debt borrowings	-	400,000
Capital contributions	-	1,789,910

Net cash provided by financing activities	-	2,089,910

Net Change in Cash	(606,288)	584,905
Cash, Beginning of Year	623,200	38,295
Cash, End of Year	$16,912	$623,200

Supplemental Cash Flow Information:
Cash paid for interest	$-	$50,866

See accompanying notes to the consolidated financial statements.

F-6

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018 AND 2017

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Mystic Holdings, Inc. and Affiliates (the Company) is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s board of directors and management who are responsible for the integrity and objectivity of the consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Nature of the Company

The consolidated accounts of the Company include the accounts of Mystic Holdings, Inc., Qualcan, LLC and Wagon Trail 4145, LLC. Qualcan, LLC and Wagon Trail 4145, LLC are owned 100% by Mystic Holdings, Inc. All significant intercompany accounts have been eliminated in consolidation.

The Company was incorporated in May 2016 under the laws of the State of Nevada. The Company operates a state licensed medical and recreational marijuana cultivation and production facility. The Company wholesales its products, which include flowers, edibles and concentrates, to state licensed dispensaries utilizing METRC, a state mandated tracking system under the mark “Qualcan”. All sales, deliveries and SKU’s are tracked through the METRC system.

Accounting Method

The Company maintains its records on the accrual basis of accounting, which recognizes revenues when earned and expenses when incurred.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments available for current use with original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the amount the Company expects to collect on outstanding balances. Management closely monitors outstanding balances and determines whether certain accounts should be written off during the year. As of December 31, 2018 and 2017, no allowance for doubtful accounts was deemed necessary.

Inventory

The Company’s raw, semi-finished, and finished inventory is valued at the lower of cost (first in, first out) or market value.

F-7

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018 AND 2017

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company has a capitalization policy of $2,500. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized. Due to the business being considered illegal by the federal government, the Company has opted to take a conservative approach with respect to deferred tax assets related primarily to its net operating losses and has set a valuation allowance equal to those losses. Therefore, no deferred tax assets or tax benefit are presented in these consolidated financial statements.

If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, then the estimated liability is accrued. If the Company were to incur any income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax would be reported as income taxes. As of December 31, 2018, there were no uncertain tax positions.

The Company is no longer subject to potential income tax examinations by tax authorities in in accordance with the federal statute of limitations.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the years ended December 31, 2018 and 2017 were $87,811 and $29,178, respectively.

NOTE 2 – NOTE RECEIVABLE

As of December 31, 2018 and 2017 the Company was carrying an outstanding loan balance made to Desert Aire Wellness, LLC (the Buyer) in the amount of $91,500. Subsequent to year end, in June 2019, the Company reached an agreement with the Buyer in which the loan balance will be extinguished and replaced with a purchase and supply agreement. Under the terms of this agreement, the buyer will purchase $1,600,000 in goods from the Company provided the Company makes available a monthly maximum of $65,000 in goods. The Buyer will purchase at a minimum, $35,000 in goods per month and a maximum of $65,000, but must purchase $1,600,000 within 36 months from June 2019. If the Buyer does not purchase the full $1,600,000 worth of goods, cash must be paid to the Company for the difference.

F-8

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018 AND 2017

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2018	2017

Dispensary expansion	$66,100	$-
Furniture and equipment	666,168	485,425
Leasehold improvements	3,665,874	3,498,604
	4,398,142	3,984,029
Less accumulated depreciation	(701,823)	(382,935)
	$3,696,319	$3,601,094

Depreciation expense for the years ended December 31, 2018 and 2017 was $318,888 and $253,291, respectively.

NOTE 4 – RELATED PARTIES

From time to time the Company is involved in transactions with related parties. The Company had the following balances due from (to) related parties as of December 31:

	2018	2017

Convenient Labor, LLC	$(430,449)	$(46,332)
Dal Toro Holdings II, LLC	(188,788)	(286,402)
Employees4Hire, LLC	(199,916)	-
Green Wagon Holdings, LLC	(13,082)	250,000
Ketores Holdings, LLC	(1,500,000)	(1,500,000)
Panorama Crest, LLC	(149,450)	(249,450)
Related individual	(415,050)	(250,000)
	$(2,896,735)	$(2,082,184)

Convenient Labor, LLC and Employees4Hire, LLC are owned by related parties of the Company and are used to lease employees to the Company. The balances due to these related entities as of December 31, 2018 and 2017 are due on demand and bear no interest. The total cost of employees leased from these related entities for the years ended December 31, 2018 and 2017 was $1,909,187 and $386,206, respectively, and is included on the accompanying statements of income under the caption “Cost of Revenues”.

Dal Toro Holdings II, LLC is one of the stockholders of the Company. The balances due to this related entity as of December 31, 2018 and 2017 are due on demand and bear no interest.

Green Wagon Holdings, LLC is an entity that shares common ownership with the Company and leases building space to the Company on a month to month basis as further explained in Note 7. The balances due (to) from this related entity as of December 31, 2018 and 2017 are due on demand and bear no interest.

F-9

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018 AND 2017

NOTE 4 – RELATED PARTIES (Continued)

Ketores Holdings, LLC is one of the stockholders of the Company. The balances due to this related entity as of December 31, 2018 and 2017 are due on demand and bear no interest.

Panorama Crest, LLC is one of the stockholders of the Company. The balances due to this related entity as of December 31, 2018 and 2017 are due on demand and bear no interest.

Related individual is a mother of one of the stockholders of the Company. The balances due to the related individual as of December 31, 2018 and 2017 began bearing interest in September 2018 at 10% per annum, with a maturity date of December 31, 2019.

See Note 6 for disclosure of a consulting agreement with a former stockholder.

NOTE 5 – LONG-TERM DEBT

Long-term debt consisted of the following as of December 31:

	2018	2017
Note payable to a business, which is in dispute, as terms of contract were not followed by lender and is being presented as due on demand and bearing no interest until a future settlement is reached,
unsecured.	$300,000	$300,000

Note payable to a business, which is in dispute, as terms of contract were not followed by lender and is being presented as due on demand and bearing no interest until a future settlement is reached,
unsecured.	600,000	600,000

Note payable to an individual, due on demand and bearing no interest,
with an option to convert the debt into 27 shares of common stock.	100,000	100,000

Total long-term debt	1,000,000	1,000,000
Less: current maturities	(1,000,000)	(1,000,000)
	$-	$-

F-10

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018 AND 2017

NOTE 6 – COMMITMENTS AND CONTINGENCIES

In October 2017, the Company entered into a consultation agreement with Western Desert Holdings, LLC, a former stockholder. Under the terms of this agreement, the Company incurred consulting expenses of $180,000 and $210,000 for the years ended December 31, 2018 and 2017, respectively, which is included on the accompanying statements of income under the caption “Professional fees”. Future consulting expenses to be incurred by the Company in accordance with this agreement are estimated to be $270,000, $360,000 and $60,000 for the years ended December 31, 2019, 2020 and 2021, respectively.

The Company is involved, from time to time, in disputes and claims incidental to the conduct of its business. Based on consultation with legal counsel, the Company does not believe that any claims or disputes, either individually or in the aggregate, will have a material adverse effect on the Company’s financial condition or results of operations.

NOTE 7 – LEASE AGREEMENTS

The Company leases building space from Green Wagon Holdings, LLC, an entity sharing the same owners and ownership percentages as the Company, on a month to month basis. The Company has elected to apply the alternative accounting and disclosures for certain variable interest entities provided to private companies pursuant to generally accepted accounting principles as it related to the lease with Green Wagon Holdings, LLC.

The Company has entered into non-cancelable operating lease agreements for equipment. The leases require monthly payments ranging from $2,268 to $5,156 and expire at various times ending in September 2019.

As December 31, 2018, future minimum lease payments were as follows:

2019	$52,251

Total rent expense for the years ended December 31, 2018 and 2017 were $302,678 and $394,585, respectively.

NOTE 8 – GOING CONCERN

The production and distribution of marijuana is considered federally illegal. Because of this, there is risk concerning the current future of businesses operating in this industry due to the political environment.

The Company sustained net operating losses of $(1,771,524) and $(1,618,083) for the years ended December 31, 2018 and 2017, respectively. The Company also had a working capital deficit of $(3,733,936) and $(1,867,187) for the years ended December 31, 2018 and 2017, respectively, therefore indicating an adverse effect in the Company’s ability to continue as a going concern.

Managements plans to address the going concern is to seek out additional investors, provide additional loans and capital contributions to the Company from current stockholders, and open their own distribution facilities to increase gross profit margins.

The ability to continue as a going concern is dependent upon the success of these actions as well as continued favorable treatment as it relates to federal laws and regulations. There can be no assurance the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 5, 2019, the date which the consolidated financial statements were available to be issued.

F-11

Accountant’s Compilation Report

To the Board of Directors and Stockholders

of Mystic Holdings, Inc. and Affiliates

Management is responsible for the accompanying consolidated financial statements of Mystic Holdings, Inc. and Affiliates, which comprise the consolidated balance sheet as of June 30, 2019, and the related consolidated statements of income and stockholders’ deficit and cash flows for the period January 1, 2019 to June 30, 2019, and the related notes to the financial statements in accordance with accounting principles generally accepted in the United States of America. We have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the consolidated financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management. We do not express an opinion, a conclusion, nor provide any assurance on these consolidated financial statements.

September 30, 2019

Las Vegas, Nevada

F-12

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONSOLIDATED BALANCE SHEET

JUNE 30, 2019

ASSETS

Current Assets:
Cash	$1,001,468
Accounts receivable, net	285,681
Other receivables	5,025
Inventory	703,006

Total current assets	1,995,180

Property and Equipment, net	3,536,875

Other Assets:
Security deposit	50,000

Total Assets	$5,582,055

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$886,999
Due to related parties, net	3,169,113
Current maturities of long-term debt	2,159,105

Total current liabilities	6,215,217

Long-Term Liabilities:
Long-term debt, net of current maturities	250,000

Total Liabilities	6,465,217

Stockholders’ Deficit:
Common stock, $1 par value; 10,000 shares authorized, 7,226 shares issued and 4,581 shares outstanding	7,226
Additional paid-in capital	4,690,599
Less: par value of 2,375 shares of treasury stock	(2,375)
Accumulated deficit	(5,578,612)

Total Stockholders’ Deficit	(883,162)

Total Liabilities and Stockholders’ Deficit	$5,582,055

See accountant’s report and notes to the consolidated financial statements.

F-13

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONSOLIDATED STATEMENT OF INCOME

PERIOD FROM JANUARY 1, 2019 TO JUNE 30, 2019

Revenues	$2,072,485
Cost of Revenues	1,732,993
Gross Profit	339,492

Operating Expenses:
Advertising	3,688
Auto	16,267
Bad debt expense	91,500
Depreciation	159,444
Insurance	83,536
Lab testing	114,755
Office expense and miscellaneous	46,572
Professional fees	170,237
Rent	91,814
Repairs and maintenance	10,925
Security	10,141
Taxes and licenses	326,384
Travel, meals and entertainment	33,188
Utilities	100,384

Total operating expenses	1,258,835

Operating Loss	(919,343)

Other Income (Expense):
Other income	23,798

Net Loss	$(895,545)

See accountant’s report and notes to the consolidated financial statements.

F-14

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

PERIOD FROM JANUARY 1, 2019 TO JUNE 30, 2019

			Additional			Total
	Common	Common	Paid-In	Treasury	Accumulated	Stockholders’
	Shares	Stock	Capital	Stock	Deficit	Deficit

Balance, December 31, 2018	7,226	$7,226	$4,690,599	$(2,375)	$(4,683,067)	$12,383

Net loss	-	-	-	-	(895,545)	(895,545)

Balance, June 30, 2019	7,226	$7,226	$4,690,599	$(2,375)	$(5,578,612)	$(883,162)

See accountant’s report and notes to the consolidated financial statements.

F-15

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONSOLIDATED STATEMENT OF CASH FLOWS

PERIOD FROM JANUARY 1, 2019 TO JUNE 30, 2019

Cash Flows From Operating Activities:
Net loss	$(895,545)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	159,444
Bad debt expense	91,500
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(231,262)
Other receivables	(1,525)
Inventory	(40,000)
Increase (decrease) in:
Accounts payable	220,461
Due to related parties	272,378

Net cash used in operating activities	(424,549)

Cash Flows From Financing Activities:
Proceeds from debt borrowings	1,409,105

Net Change in Cash	984,556

Cash, Beginning of Year	16,912

Cash, End of Year	$1,001,468

See accountant’s report and notes to the consolidated financial statements.

F-16

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Mystic Holdings, Inc. and Affiliates (the Company) is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s board of directors and management who are responsible for the integrity and objectivity of the consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Nature of the Company

The consolidated accounts of the Company include the accounts of Mystic Holdings, Inc., Qualcan, LLC and Wagon Trail 4145, LLC. Qualcan, LLC and Wagon Trail 4145, LLC are owned 100% by Mystic Holdings, Inc. All significant intercompany accounts have been eliminated in consolidation.

The Company was incorporated in May 2016 under the laws of the State of Nevada. The Company operates a state licensed medical and recreational marijuana cultivation and production facility. The Company wholesales its products, which include flowers, edibles and concentrates, to state licensed dispensaries utilizing METRC, a state mandated tracking system under the mark “Qualcan”. All sales, deliveries and SKU’s are tracked through the METRC system.

Accounting Method

The Company maintains its records on the accrual basis of accounting, which recognizes revenues when earned and expenses when incurred.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments available for current use with original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the amount the Company expects to collect on outstanding balances. Management closely monitors outstanding balances and determines whether certain accounts should be written off during the year. As of June 30, 2019, no allowance for doubtful accounts was deemed necessary.

Inventory

The Company’s raw, semi-finished, and finished inventory is valued at the lower of cost (first in, first out) or market value.

F-17

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

JUNE 30, 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company has a capitalization policy of $2,500. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized. Due to the business being considered illegal by the federal government, the Company has opted to take a conservative approach with respect to deferred tax assets related primarily to its net operating losses and has set a valuation allowance equal to those losses. Therefore, no deferred tax assets or tax benefit are presented in these consolidated financial statements.

If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, then the estimated liability is accrued. If the Company were to incur any income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax would be reported as income taxes. As of June 30, 2019, there were no uncertain tax positions.

The Company is no longer subject to potential income tax examinations by tax authorities in in accordance with the federal statute of limitations.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the period ended June 30, 2019 was $3,688.

NOTE 2 – NOTE RECEIVABLE

As of December 31, 2018 the Company was carrying an outstanding loan balance made to Desert Aire Wellness, LLC (the Buyer) in the amount of $91,500. In June 2019, the Company reached an agreement with the Buyer in which the loan balance was extinguished and replaced with a purchase and supply agreement. Under the terms of this agreement, the buyer will purchase $1,600,000 in goods from the Company provided the Company makes available a monthly maximum of $65,000 in goods. The Buyer will purchase at a minimum, $35,000 in goods per month and a maximum of $65,000, but must purchase $1,600,000 within 36 months from June 2019. If the Buyer does not purchase the full $1,600,000 worth of goods, cash must be paid to the Company for the difference.

F-18

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

JUNE 30, 2019

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2019:

Dispensary expansion	$66,100
Furniture and equipment	666,168
Leasehold improvements	3,665,874
4,398,142
Less accumulated depreciation	(861,267)

$3,536,875

Depreciation expense for the period ended June 30, 2019 was $159,444.

NOTE 4 – RELATED PARTIES

From time to time the Company is involved in transactions with related parties. The Company had the following balances due to related parties as of June 30, 2019:

Convenient Labor, LLC	$(12,140)
Dal Toro Holdings II, LLC	(201,176)
Employees4Hire, LLC	(703,903)
Green Wagon Holdings, LLC	(67,394)
Ketores Holdings, LLC	(1,620,000)
Panorama Crest, LLC	(149,450)
Related individual	(415,050)

$(3,169,113)

Convenient Labor, LLC and Employees4Hire, LLC are owned by related parties of the Company and are used to lease employees to the Company. The balances due to these related entities as of June 30, 2019 are due on demand and bear no interest. The total cost of employees leased from these related entities for the period ended June 30, 2019 was $1,275,533 and is included on the accompanying statement of income under the caption “Cost of Revenues”.

Dal Toro Holdings II, LLC is one of the stockholders of the Company. The balances due to this related entity as of June 30, 2019 are due on demand and bear no interest.

Green Wagon Holdings, LLC is an entity that shares common ownership with the Company and leases building space to the Company on a month to month basis as further explained in Note 7. The balances due to this related entity as of June 30, 2019 are due on demand and bear no interest.

Ketores Holdings, LLC is one of the stockholders of the Company. The balances due to this related entity as of June 30, 2019 are due on demand and bear no interest.

F-19

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

JUNE 30, 2019

NOTE 4 – RELATED PARTIES (Continued)

Panorama Crest, LLC is one of the stockholders of the Company. The balances due to this related entity as of June 30, 2019 are due on demand and bear no interest.

Related individual is a mother of one of the stockholders of the Company. The balances due to the related individual as of June 30, 2019 began bearing interest in September 2018 at 10% per annum, with a maturity date of December 31, 2019.

See Note 6 for disclosure of a consulting agreement with a former stockholder.

NOTE 5 – LONG-TERM DEBT

Long-term debt consisted of the following as of June 30, 2019:

Note payable to a business, which is in dispute, as terms of contract were not followed by lender and is being presented as due on demand and bearing no interest until a future settlement is reached,
unsecured.	$300,000

Notes payable to various individuals, convertible to stock if the Company goes public within 12 months of their issuance, in May 2020. If the
Company does not go public within 12 months of their issuance, the
notes become payable in full, with 8% interest, in May 2020, unsecured.	641,758

Note payable to a business, which is in dispute, as terms of contract were not followed by lender and is being presented as due on demand and bearing no interest until a future settlement is reached,
unsecured.	600,000

Note payable to an individual, due on demand and bearing no interest,
with an option to convert the debt into 27 shares of common stock.	100,000

Note payable to a business, with an interest rate of 12% per annum, due in
one installment, in May 2021, unsecured.	250,000

Note payable to a business, bearing no interest and due on demand. This note will be abated in full should there be a successful merger between
the Company and this business, unsecured.	517,347

Total long-term debt	2,409,105
Less: current maturities	(2,159,105)
$250,000

F-20

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

JUNE 30, 2019

NOTE 5 – LONG-TERM DEBT (Continued)

Long-term debt at June 30, 2019 matures as follows:

2020	$2,159,105
2021	250,000

$2,409,105

NOTE 6 – COMMITMENTS AND CONTINGENCIES

In October 2017, the Company entered into a consultation agreement with Western Desert Holdings, LLC, a former stockholder. Under the terms of this agreement, the Company incurred consulting expenses of $90,000 for the period ended June 30, 2019, which is included on the accompanying statement of income under the caption “Professional fees”. Future consulting expenses to be incurred by the Company in accordance with this agreement are estimated to be $360,000 and $240,000 for the periods ended June 30, 2020 and 2021, respectively.

The Company is involved, from time to time, in disputes and claims incidental to the conduct of its business. Based on consultation with legal counsel, the Company does not believe that any claims or disputes, either individually or in the aggregate, will have a material adverse effect on the Company’s financial condition or results of operations.

NOTE 7 – LEASE AGREEMENTS

The Company leases building space from Green Wagon Holdings, LLC, an entity sharing the same owners and ownership percentages as the Company, on a month to month basis.

Total rent expense for the year ended June 30, 2019 was $91,814.

NOTE 8 – GOING CONCERN

The production and distribution of marijuana is considered federally illegal. Because of this, there is risk concerning the current future of businesses operating in this industry due to the political environment.

The Company sustained a net operating loss of $(895,545) for the period ended June 30, 2019. The Company also had a working capital deficit of $(4,220,037) for the period ended June 30, 2019, therefore indicating an adverse effect in the Company’s ability to continue as a going concern.

Managements plans to address the going concern is to seek out additional investors, provide additional loans and capital contributions to the Company from current stockholders, and open their own distribution facilities to increase gross profit margins.

The ability to continue as a going concern is dependent upon the success of these actions as well as continued favorable treatment as it relates to federal laws and regulations. There can be no assurance the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 30, 2019, the date which the consolidated financial statements were available to be issued.

F-21

MYSTIC HOLDINGS, INC.

OFFERING CIRCULAR

50,000,000 Shares of Common Stock

____________, 2019

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Articles of Incorporation of Mystic Holdings, Inc.
2.2	Amended and Restated By-laws of Mystic Holdings, Inc.
4.1	Form of Subscription Agreement for this offering.
6.1	Share Exchange Agreement, effective September 4, 2019, between Qualcan (Canada) Holdings Inc. and Mystic Holdings, Inc.
6.2	Form of C$0.30 8% Convertible Debenture from First 2019 Private Placement.
6.3	Form of C$0.80 8% Convertible Debenture from Second 2019 Private Placement.
6.4	Asset Purchase Agreement, dated as of May 8, 2019, between Picksy LLC and Medifarm LLC.
6.5	Asset Purchase Agreement, dated as of August 19, 2019, between Picksy Reno, LLC and Medifarm I LLC.
6.6	Amended Commercial Lease Agreement, dated June 30, 2016, between Qualcan, LLC and Green Wagon, LLC.
6.7	Common Stock Purchase and Working Capital Loan Agreement, dated as of October 19, 2017, between Mystic Holdings, Inc. and Ketores Holdings, LLC.
6.8	Promissory Note, dated as of October 19, 2017, between Mystic Holdings, Inc. and Ketores Holdings, LLC.
6.9	Assignment and Assumption Agreement, executed on August 24, 2018, between Mystic Holdings, Inc. and Olga Cortese.
6.10	Form of Mystic Holdings Inc. Incentive Stock Option Agreement.
10.1	Power of Attorney (set forth on signature page of the offering statement).
11.1	Consent of Ellsworth & Stout, LLC.
11.2*	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 12.1).
12.1*	Opinion of Olshan Frome Wolosky LLP.
13.1*	“Testing the Waters” Materials.

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 4, 2019.

MYSTIC HOLDINGS, INC.

By:	/s/ Lorenzo Barracco
Lorenzo Barracco
Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lorenzo Barracco and Michael Cristalli, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lorenzo Barracco	Chairman and Chief Executive	October 4, 2019
Lorenzo Barracco	Officer (principal executive officer)

/s/ Heather Cranny	President, Treasurer (principal	October 4, 2019
Heather Cranny	financial and accounting officer) and Secretary

/s/ Michael Cristalli	Director	October 4, 2019
Michael Cristalli

/s/ Daniel V. Perla	Director	October 4, 2019
Daniel V. Perla

/s/ Sigmund (Sig) Aronson Rogich	Director	October 4, 2019
Sigmund (Sig) Aronson Rogich

/s/ Alexander Scharf	Director	October 4, 2019
Alexander Scharf